                                                                     EXHIBIT 4.2

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

          THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, made as of the 15th day of August, 1997, by and among Castle Tower Holding Corp., a Delaware corporation (the "Company"), Edward C. Hutcheson, Jr., Ted B. Miller, Jr.,
                  -------
Robert A. Crown and Barbara Crown (collectively, the "Stockholders" and each
                                                      ------------
individually, a "Stockholder") and the persons listed on Schedule I hereto
                 -----------
(collectively, the "Investors" and individually an "Investor").
                    ---------                       --------

          WHEREAS Robert A. Crown and Barbara Crown (collectively, the "Crowns"
                                                                        ------
are acquiring an aggregate of 1,465,000 shares of Class B Common Stock, $0.01 par value, of the Company (the "Class B Stock") pursuant to the terms and
                                -------------
conditions of a First Amended and Restated Asset Purchase and Merger Agreement dated as of July 11, 1997, as amended and restated on August 14, 1997, among the Company, the Stockholders and the other parties thereto (the "Crown Purchase
                                                              --------------
Agreement");
---------

          WHEREAS certain Investors are acquiring an aggregate of 292,995 shares of Senior Convertible Preferred Stock, $0.01 par value, of the Company (the "Senior Preferred Stock") and Warrants of the Company pursuant to the terms and
 ----------------------
conditions of the Securities Purchase Agreement dated as of August 13, 1997 between the Company and such Investors (the "Senior Preferred Agreement");
                                             --------------------------

          WHEREAS the Company has imposed certain restrictions and obligations or the transfer or disposition of any stock of the Company held by the Crowns and desires to evidence such restrictions and obligations in writing;

          WHEREAS to effect the foregoing, the Company, the Stockholders and the Investors desire to amend and restate that certain Stockholders Agreement dated as of February 24, 1997 (the "Stockholders Agreement"), between the
                                    ----------------------
Company, Edward C. Hutcheson, Jr. and Ted B. Miller, Jr. (Edward C. Hutcheson, Jr. and Ted B. Miller, Jr., collectively, the "Initial Stockholders") as
                                               --------------------
stockholders and the Investors party thereto; and

          WHEREAS it is a condition to the obligations of the parties under the Crown Purchase Agreement and the Senior Preferred Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof

          NOW THEREFORE, the Company, the Stockholders and the Investors, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01. Certain Defined Terms.  As used in this Agreement,
                        ---------------------
capitalized terms shall have the meanings assigned to such terms as set forth below:

          "Affiliate" of an entity shall mean (a) any entity which controls, is
           ---------
controlled by or is under common control with such entity, or any general or limited partner of such entity or (b) any general or limited partner of any entity. In addition, (i) each of Centennial Fund IV, L.P. ("Centennial IV"),
                                                            -------------
Centennial Fund V, L.P. ("Centennial V") and Centennial Entrepreneurs Fund V,
                          ------------
L.P. shall be deemed an Affiliate of the other, (ii) each of Berkshire Fund III Investment Corp. ("Berkshire III Corp."), Berkshire Fund III, a Limited
                   -------------------
Partnership ("Berkshire III"), Berkshire Fund IV Investment Corp. ("Berkshire IV
              -------------                                         ------------
Corp."), Berkshire Fund IV, a Limited Partnership ("Berkshire IV") and Berkshire
-----                                               ------------
Investors LLC shall be deemed an Affiliate of the other and (iii) each of Nassau Capital Partners II L.P. ("Nassau Capital II") and NAS Partners I L.L.C. ("NAS
                           -----------------                               ---
I") shall be deemed an Affiliate of the other.
-

          "Appraiser" shall have the meaning set forth in Section 2.07(a)(iv).
           ---------

          "Berkshire Group" shall have the meaning set forth in Section
           ---------------
2.04(a)(ii).

          "Board" shall mean the Board of Directors of the Company.
           -----

          "By-laws" shall mean the bylaws of the Company as amended.
           -------

          "Call Event" shall have the meaning set forth in Section 2.07(b).
           ----------

          "Call Group" shall have the meaning set forth in Section 2.07(b).
           ----------

          "Call Notice" shall have the meaning set forth in Section 2.07(b).
           -----------

          "Call Option" shall have the meaning set forth in Section 2.07(b).
           -----------

          "Call Option Closing" shall have the meaning set forth in Section
           -------------------
2.07(f)(i).

          "Call Period" shall have the meaning set forth in Section 2.07(b).
           -----------

          "Call Price" shall have the meaning set forth in Section 2.07(e).
           ----------

          "Call Securities" shall have the meaning set forth in Section 2.07(b).
           ---------------

          "Cause" shall have the meaning set forth in Section 2.07(a)(ii).
           -----

          "Charter" shall mean the certificate of incorporation of the Company
           -------
as amended.

          "Class A Stock" mean the Company's Class A Common Stock $.01 par value
           -------------
per share.

          "Class B Stock" shall have the meaning set forth in the Recitals.
           -------------

          "Commission" shall mean the Securities and Exchange Commission, or any
           ----------
other Federal agency at the time administering the Securities Act.

          "Common Conversion Shares" shall mean the shares of Common Stock
           ------------------------
issuable upon the conversion of the Preferred Stock.

          "Common Stock" includes (a) the Class A Stock as authorized on the
           ------------
date of this Agreement, (b) the Class B Stock, (c) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency), and (d) any other securities into which or for which any of the securities described in (a), (b) or (c) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          "Company" shall have the meaning set forth in the Preamble.
           -------

          "Company Notice" shall have the meaning set forth in Section 2.02(e).
           --------------

          "Crown Nominee" shall have the meaning set forth in Section 3.01(a).
           -------------

          "Crown Purchase Agreement" shall have the meaning set forth in the
           ------------------------
Recitals.

          "Crown Related Transferees" shall have the meaning set forth in
           -------------------------
Section 3.01(a).

          "Crowns" shall have the meaning set forth in the Recitals.
           ------

          "Current Liabilities" means all liabilities of any corporation which
           -------------------
would, in accordance with generally accepted accounting principles consistently applied, be classified as current liabilities of a corporation conducting a business the same as or similar to that of such corporation, including, without limitation, all rental payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards and fixed prepayments of, and sinking fund payments with respect to, Indebtedness, which payments are required to be made within one year from the date of determination.

          "Disability" shall have the meaning set forth in Section 2.07(iii).
           ----------

          "Distributions" shall have the meaning set forth in Section 5.18(g).
           -------------

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Fair Market Value" shall have the meaning set forth in Section
           -----------------
2.07(a)(iv).

          "Ford Foundation Letter" shall mean that certain letter regarding
           ----------------------
direct or indirect holdings of certain persons affiliated with the Ford Foundation.

          "General Director" and "General Directors shall have the meaning set
           ----------------       -----------------
forth in Section 3.02.

          "Indebtedness" means all obligations, contingent and otherwise, which
           ------------
should, in accordance with generally accepted accounting principles consistently applied, be classified upon the obligor's balance sheet as liabilities, but in any event including, without limitation, liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including, without limitation, (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined in accordance with applicable Statements of Financial Accounting Standards.

          "Initial General Directors" shall have the meaning set forth in
           -------------------------
Section 3.01(a)(i).

          "Initial Stockholders" shall have the meaning set forth in the
           --------------------
Recitals.

          "Initial Shareholder" shall have the meaning set forth in Section
           -------------------
2.05(b).

          "Investment Parties" shall have the meaning set forth in Section
           ------------------
2.03(a).

          "Investment Party" shall have the meaning set forth in Section
           ----------------
2.03(a).

          "Investment Price" shall have the meaning set forth in Section
           ----------------
2.07(a)(v).

          "Investor" shall have the meaning set forth in the Preamble.
           --------

          "Investor Notice" shall have the meaning set forth in Section
           ---------------
2.03(e).

          "Investor Offeree" shall have the meaning set forth in Section
           ----------------
2.04(b)(ii).

          "Investor Offerees" shall have the meaning set forth in Section
           -----------------
2.04(b)(ii).

          "Investors" shall have the meaning set forth in the Preamble.
           ---------

          "Nassau" shall have the meaning set forth in Section 3.01(b).
           ------

          "Nominating Group" shall have the meaning set forth in Section
           ----------------
3.01(a).

          "Nominating Investor" shall have the meaning set forth in Section
           -------------------
3.01(b).

          "Nominating Investors" shall have the meaning set forth in Section
           --------------------
3.01(b).

          "Note" shall mean the promissory note issued by the Company to Robert
           ----
A. Crown and Barbara A. Crown pursuant to the Crown Purchase Agreement and any Indebtedness incurred to refinance such note.

          "Offer" shall have the meaning set forth in Section 2.02(a).
           -----

          "Offered Investor Shares" shall have the meaning set forth in Section
           -----------------------
2.04(b)(i).

          "Offered Shares" shall have the meaning set forth in Section 2.02(a).
           --------------

          "Offerees" shall have the meaning set forth in Sections 2.02(a) and
           --------
2.03(a), as applicable.

          "Offer Price" shall have the meaning set forth in Section 2.04(b)(i).
           -----------

          "Option Period" shall have the meaning set forth in Section
           -------------
2.04(b)(ii).

          "Participating Offeree" shall have the meaning set forth in Section
           ---------------------
2.05(b).

          "Participating Offerees" shall have the meaning set forth in Section
           -----------------------
2.05(b).

          "Participation Notice" shall have the meaning set forth in Section
           --------------------
2.05(b).

          "Participation Securities" shall have the meaning set forth in
           ------------------------
Section 2.05(b).

          "Permitted Transfer" shall have the meaning set forth in Section
           ------------------
2.04(a).

          "Permitted Transferee" shall have the meaning set forth in Section
           --------------------
2.04(a).

          "person" means an individual, corporation, limited liability company,
           ------
partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof

          "Preferred Nominee" shall have the meaning set forth in Section
           -----------------
3.01(b).

          "Preferred Nominees" shall have the meaning set forth in Section
           ------------------
3.01(b).

          "Preferred Shares" or "Preferred Stock" shall mean and include all
           ----------------      ---------------
shares of Series A Convertible Preferred Stock ("Series A Stock"), Series B
                                                 --------------
Convertible Preferred Stock ("Series B Stock"), Series C Convertible Preferred
                              --------------
Stock ("Series C Stock") and Senior Preferred Stock now owned or hereafter
        --------------
acquired by any Investor.

          "Pro Rata Call Fraction" shall have the meaning set forth in Section
           ----------------------
2.07(c).

          "Pro Rata Fraction" shall have the meaning set forth in Sections
           -----------------
2.02(b) and 2.03(b), as applicable.

          "Purchaser" and "Purchasers" shall have the meanings set forth in
           ---------       ----------
Article V.

          "Put Acceptance Notice" shall have the meaning set forth in Section
           ---------------------
2.08(a).

          "Put Event" shall have the meaning set forth in Section 2.08(a).
           ---------

          "Put Notice" shall have the meaning set forth in Section 2.08(a).
           ----------

          "Put Option" shall have the meaning set forth in Section 2.08(a).
           ----------

          "Put Option Closing" shall have the meaning set forth in Section
           ------------------
2.08(c).

          "Put Price" shall have the meaning set forth in Section 2.08(b).
           ---------

          "Put Securities" shall have the meaning set forth in Section 2.08(a).
           --------------

          "Qualified Public Offering" shall have the meaning set forth in
           -------------------------
Section 2.02(h)(iii)(A).

          "Registration Expenses" shall mean the expenses so described in
           ---------------------
Section 6.07.

          "Related Transferees" shall have the meaning set forth in Section
           -------------------
2.08(a)

          "Remaining Shares" shall have the meaning set forth in Section
           ----------------
2.02(e).

          "Remaining Stockholder" shall have the meaning set forth in Section
           ---------------------
2.03(a).

          "Restricted Stock" means (a) all of the Common Conversion Shares owned
           ----------------
by the Purchasers, (b) all other shares of Common Stock now owned or hereafter acquired by any Purchaser, (c) all shares of Common Stock issuable with respect to securities of the Company convertible into or exercisable for shares of Common Stock now owned or hereafter acquired by any Purchaser and (d) any Common Stock issued in respect of the shares described in clauses (a) through (c) upon any stock dividend, recapitalization or other similar event but, in each case, excluding any Common Conversion Shares or shares of Common Stock which have been
(i) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (ii) publicly sold pursuant to Rule 144 under the Securities Act.

          "Sale Request" shall have the meaning set forth in Section 2.06.
           ------------

          "Securities Act" shall mean the Securities Act of 1933, or any similar
           --------------
Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Securities Purchase Agreements" shall mean the Securities Purchase
           ------------------------------
Agreement dated July 15, 1996, relating to the purchase of the Series B Stock and the Securities Purchase Agreement dated February 14, 1997, relating to the purchase of the Series C Stock.

          "Selling Expenses" shall mean the expenses so described in Section
           ----------------
6.07.

          "Senior Debt" shall mean (a) all Indebtedness of the Company for money
           -----------
borrowed from banks or other institutional lenders, including any extensions or renewals thereof, whether outstanding on the date hereof or thereafter created or incurred, which is not by its terms subordinate and junior to or on a parity with the Note and (b) all guaranties by the Company which are not by their terms subordinate and junior to or on a parity with the Note and (c) Indebtedness of any Subsidiary if such Indebtedness would have been Senior Debt pursuant to the provisions of clause (a) or (b) of this sentence had it been Indebtedness of the Company.

          "Senior Preferred Agreement" shall have the meaning set forth in the
           --------------------------
recitals.

          "Senior Preferred Stock" shall have the meaning set forth in the
           ----------------------
recitals.

          "Shares" shall mean and include all shares of Common Stock now owned
           ------
or hereafter acquired by either (i) any Stockholder or (ii) any Investor, including any shares of Common Stock issuable upon conversion of outstanding Preferred Shares.

          "Stockholder" and "Stockholders" shall have the meanings set forth in
           -----------       ------------
the Preamble.

          "Stockholders Agreement" shall have the meaning set forth in the
           ---------------------
Recitals.

          "Subsidiary" or "Subsidiaries" when used with respect to any person
           ----------      ------------
means any other person, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such person or by any one or more of its Subsidiaries.

          "Take Along Group" shall have the meaning set forth in Section 2.06.
           ---------------

          "Transfer Notice" shall have the meaning set forth in Section
           ---------------
2.04(b)(i).

          "U.S. Real Property Holding Company" shall have the meaning set forth
           ----------------------------------
in Section 5.14(a).

          "U.S. Real Property Interest" shall have the meaning set forth in
           ---------------------------
Section 5.14(b).

                                  ARTICLE II

                                Transfer Rights
                                ---------------

          SECTION 2.01. Prohibited Transfers. Neither of the Crowns so long as
                        --------------------
either of the Crowns is employed by the Company or any of its Subsidiaries or Affiliates) nor any Initial Stockholder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of all or any of his or her Shares except to the Company or as expressly provided in this Agreement. Notwithstanding the foregoing, a Stockholder may transfer all or any of his or her Shares (a) in the case of the Initial Stockholders, to any other Initial Stockholder, (b) by way of gift or other disposition to any member of his or her family or to any trust for the benefit of, or any corporation, limited partnership, limited liability company or other entity 100% beneficially owned by, any such family member or members and/or the Stockholder; provided that any such transferee
                                          --------
shall agree in writing with the Company and the Investors, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were a Stockholder; provided further that the
                                                      -------- -------
transferor shall retain all rights to vote such Shares for all purposes, by means of an irrevocable proxy or otherwise, (c) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were a Stockholder, (d) to employees of the Company pursuant to terms and conditions approved by the Board or (e) as permitted or required pursuant to the terms of
Section 2.02, 2.03, 2.05 and 2.06 hereof. As used herein, the word "family" shall include any spouse, lineal ancestor or descendant, brother or sister.

          SECTION 2.02. Right of First Refusal on Disposition by the Crowns. (a)
                        ---------------------------------------------------
If, at any time while either of the Crowns is employed by the Company or any of its Subsidiaries or Affiliates, the Crowns desire to sell for cash all or part of their Shares pursuant to a bona fide offer from a third party (the "Proposed
                                                                       --------
Transferee"), the Investors and the Company, in that order, shall have the right
----------
to purchase (in the aggregate) all, but not less than all, of the Shares proposed to be sold by the Crowns. Upon receipt of a bona fide offer from a Proposed Transferee for the purchase of the Shares, the Crowns shall submit a written offer (the "Offer") to sell such Shares (the "Offered Shares") to the
                    -----                             --------------
Investors and the Company (for purposes of this Section 2.02, the "Offerees")
                                                                   --------
(subject, in the case of the Company, to the purchase of Offered Shares by the Investors) on the terms and conditions, including price, not less favorable than those on which the Crowns propose to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the Offered Shares proposed to be sold, the total number of Shares owned by the Crowns, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the Offerees may acquire, in accordance with the provisions of this Agreement, all of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

          (b) Each Investor shall have the absolute right to purchase that number of Offered Shares as shall be equal to the number of such Offered Shares multiplied by a fraction, the numerator of which shall be the number of Shares then owned by such Investor and the denominator of which shall be the aggregate number of Shares then owned by all of the Investors. For purposes of this
Section 2.02, all of the Common Stock which an Investor has the right to acquire from the Company upon the conversion, exercise or exchange of any of the securities of the Company then owned by such Investor shall be deemed to be Shares then owned by such Investor. The amount of Offered Shares each Investor is entitled to purchase under this Section 2.02 shall be referred to as its "Pro
                                                                             ---
Rata Fraction".
-------------

          (c) The Investor shall have a right of oversubscription such if any Investor fails to accept the Offer as to its Pro Rata Fraction, the Investors shall among them have the right to purchase up to the balance of the Offered Shares not so purchased. Such right of oversubscription may be exercised by an Investor by accepting the Offer as to more than its Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of Offered Shares available in respect of such oversubscription privilege, the oversubscribing Investors shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

          (d) If any Investor desires to purchase all or any part of the Offered Shares, the Investor shall communicate in writing its election to purchase to the Crowns, which communication shall state the number of Offered Shares the Investor desires to purchase, and shall be given to the Crowns in accordance with Section 7.05 below within 30 days of the date of the Offer.

          (e) If the Investors do not purchase all of the Offered Shares, then the Crowns shall send written notice to the Company indicating the number of Offered Shares available for purchase (the "Remaining Shares") pursuant to the
                                            -----------------
terms and conditions, including price, set forth in the Offer (the "Company
                                                                    -------
Notice"). The Company shall communicate in writing its election to purchase all
------
of such Remaining Shares, which communication shall be given to the Crowns in accordance with Section 7.05 below within 30 days of receipt of the Company Notice.

          (f) If the Investors and/or the Company elect to purchase, in the aggregate, all of the Offered Shares, any written communication of an election to so purchase delivered by any Investor or the Company shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the stated Offered Shares. Sales of the stated Shares to be sold to any Investor and/or the Company pursuant to this Section 2.02 shall be made at the offices of the Company on the 45th day following the later of the date (i) of the Offer, if the Investors elect to purchase all of the Offered Shares, or (ii) of the Company Notice, if the Company and/or the Investors elect to purchase all of the Offered Shares (or if such 45th day is not a business day, then on the next succeeding business day). Such sales shall be effected by the Crowns' delivery to the Company of a certificate or certificates evidencing the Offered Shares to be purchased by the Investors and/or the Company, duly endorsed for transfer to the Company, against payment to the Crowns of the purchase price therefor by the party purchasing such Offered Shares.

          (g) If the Investors and/or the Company do not purchase all of the Offered Shares, then, subject to Section 2.05 hereof, all, but not less than all, of the Offered Shares may be sold by the Crowns at any time within 180 days after the date the Offer was made. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. If the Offered Shares are not sold within such 180-day period, such Shares shall continue to be subject to the requirements of a prior offer pursuant to this Section 2.02. If Offered Shares are sold pursuant to this
Section 2.02 to any purchaser who is not a party to this Agreement, the Offered Shares so sold shall no longer be subject to this Agreement.

          (h) The rights of first refusal provided in this Section 2.02 shall not apply with respect to (i) sales of Shares to the Company. (ii) sales of Shares to the other Stockholders or (iii) sales of Shares in the Company's initial firm commitment public offering of Common Stock in which (A) the aggregate net proceeds to the Company after deducting underwriters' commissions and discounts shall be at least $30,000,000 (a "Qualified Public Offering") and
                                                -------------------------
(B) the price paid by the public for such shares of Common Stock shall be at least $100 per share, which amount shall be adjusted to reflect any stock split, stock dividend, combination, reclassification or reorganization in respect of the Common Stock.

          SECTION 2.03. Right of Refusal on Dispositions by Initial
                        -------------------------------------------
Stockholders. (a) If at any time an Initial Stockholder desires to sell for cash
------------
all or any part of his Shares pursuant to a bona fide offer from a Proposed Transferee, the other Initial Stockholder, if he is employed by the Company at the time of such proposed transfer (the "Remaining Stockholder"), the Investors
                                         ---------------------
and the Crowns as a group (the Investors, together with the Crowns, each an "Investment Party" and collectively, the "Investment Parties") and the Company
 ----------------                         ------------------
in that order, shall have the right to purchase (in the aggregate) all, but not less than all, of the Shares proposed to be sold by the Initial Stockholder. Upon receipt of a bona fide offer from a Proposed Transferee for the purchase of Shares, the Initial Stockholder shall submit an Offer to sell the Offered Shares to the Remaining Stockholder, to the Investment Parties and to the Company (for purposes of this section 2.03, the "Offerees") (subject, in the case of the
                                    --------
Investment Parties, to the purchase of Offered Shares by the Remaining Stockholder and, in the case of the Company, to the purchase of Offered Shares by the Remaining Stockholder and the Investment Patties) on terms and conditions, including price, not less favorable than those on which the Initial Stockholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the Offered Shares proposed to be sold, the total number of Shares owned by the Initial Stockholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the Offerees may acquire, in accordance with the provisions of this Agreement, all of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

          (b) If the Remaining Stockholder does not purchase all of the Offered Shares, then each Investment Party shall have the absolute right to purchase that number of remaining Offered Shares as shall be equal to the number of such Offered Shares multiplied by a fraction, the numerator of which shall be number of Shares then owned by such Investment Party and the denominator of which shall be the aggregate number of Shares then owned by all of the Investment Parties. For purposes of Section 2.03, all of the Common Stock which an Investment Party has the right to acquire from the Company upon the conversion, exercise or exchange of any of the securities of the Company then owned by such Investment Party shall be deemed to be Shares then owned by such investment Party. The amount of Offered Shares that each Investment Party is entitled to purchase under this Section 2.03(b) shall be referred to as its "Pro Rata Fraction".
                                                        -----------------

          (c) The Investment Parties shall have a right of oversubscription such that if any Investment Party fails to accept the Offer as to its Pro Rata Fraction, the other Investment Parties shall among them have the right to purchase up to the balance of the Offered Shares not so purchased. Such right of oversubscription may be exercised by an investment Party by accepting the Offer as to more than its Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of Offered Shares available in respect of such oversubscription privilege, the oversubscribing Investment Parties shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

          (d) If the Remaining Stockholder desires to purchase all or any part of the Offered Shares, the Remaining Stockholder shall communicate in writing its election to purchase to the Stockholder, which communication shall state the number of Offered Shares the Remaining Stockholder desires to purchase and shall be given to the Initial Stockholder in accordance with Section 7.05 below within 30 days of the date the Offer was made. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares.

          (e) If the Remaining Stockholder does not elect to accept the Offer as to any or all of the Offered Shares within 30 days of the date the Offer is made, the Initial Stockholder shall send a written notice to the Investment Parties indicating the number of Offered Shares available for purchase pursuant to the terms and conditions, including price, set forth in the Offer (the "Investor Notice"). Any Investment Party which desires to purchase any Offered
 ---------------
Shares shall communicate in writing its election to purchase to the Initial Stockholder, which communication shall state the number of Offered Shares such Investment Party desires to purchase and shall be given to the Initial Stockholder in accordance with Section 7.05 below within 30 days of receipt of the Investor Notice.

          (f) If the Remaining Stockholder and the Investment Parties do not purchase all of the Offered Shares, then the Initial Stockholder shall send a Company Notice to the Company indicating the number of Offered Shares available for purchase pursuant to the terms and conditions, including price, set forth in the Offer. The Company shall communicate in writing its election to purchase all of such Offered Shares and which communication shall be given to the Initial Stockholder in accordance with Section 7.05 below within 30 days of receipt of the Company Notice.

          (g) If the Remaining Stockholder and/or the Investment Parties and/or the Company elect to purchase, in the aggregate, all of the Offered Shares, any written communication of an election to so purchase delivered by the Remaining Stockholder, any Investment Party or the Company shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the stated Offered Shares (subject to subsection (d) above). Sales of the stated Shares to be sold to the Remaining Stockholder and/or any Investment Party and/or Company pursuant to this Section 2.03 shall be made at the offices of the Company on the 45th day following the later of the date (i) of the Offer, if the Remaining Stockholder elects to purchase all of the Offered Shares, (ii) of the Investor Notice, if the Remaining Stockholder and/or the Investment Parties elect to purchase all of the Offered Shares or (iii) of the Company Notice, if the Remaining Stockholder and/or any Investment Party and/or the Company elects to purchase all of the Offered Shares (or if such 45th day is not a business day, then on the next succeeding business day). Such sales shall be effected by the Initial Stockholder's delivery to the Company of a certificate or certificates evidencing the Offered Shares to be purchased by the Remaining Stockholder and/or any Investment Party and/or the Company, duly endorsed for transfer, to the Company, against payment to the Initial Stockholder of the purchase price therefor by the party purchasing such Offered Shares.

          (h) If the Remaining Stockholder and/or the Investment Parties and/or the Company do not purchase all of the Offered Shares, then, subject to Section
2.05 hereof, all, but not less than all, of the Offered Shares may be sold by the Stockholder at any time within 180 days after the date the Offer was made. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. If the Offered Shares are not sold within such 180-day period, such Shares shall continue to be subject to the requirements of a prior offer pursuant to this Section 2.03, If Offered Shares are sold pursuant to this Section 2.03 to any purchaser who is not a party to this Agreement, the Offered Shares so sold shall no longer be subject to this Agreement.

          (i) The rights of first refusal provided in this Section 2.03 shall not apply with respect to (a) sales of Shares to the Company or (b) sales of Shares in a Qualified Public Offering.

          SECTION 2.04. Right of First Refusal on Dispositions of the Crowns and
                        --------------------------------------------------------
Investors. (a) Permitted Transfer. A "Permitted Transfer" shall include: (i) any
---------      ------------------     ------------------
transfer of Shares or Preferred Shares by an Investor or, if neither of the Crowns is employed by the Company or any of its Subsidiaries or Affiliates at the time of the proposed transfer, by the Crowns, to a corporation or corporations or to a partnership or partnerships (or other entity for collective investment, such as a fund) which is directly or indirectly controlled by, controlling or under common control with such Investment Party or the officers, employees, general partners or limited partners of such Investment Party, (ii) any transfer between any of Berkshire III Corp., Berkshire III, Berkshire IV Corp., Berkshire IV, Berkshire Investors LLC, Bradley M. Bloom, Jane Brock-Wilson, Kevin T. Callaghan, Catherine K. Clifford Present Interest Trust, Caroline M. Clifford Present Interest Trust, John C. Clifford Present Interest Trust, Russell L. Epker, Carl Ferenbach, Garth H. Greimann, Richard K. Lubin, Robert J. Small, Ross M. Jones and Ian K. Loring (collectively, the "Berkshire
                                                                     ---------
Group") and (iii) any transfer by (A) any of the natural persons in the
-----
Berkshire Group or (B) either of the Crowns to any member of his or her family or to any trust for the benefit of any such individual or family member; provided that any such transferee under this Section 2.04 shall agree in writing
--------
with the Company and the Investment Parties, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the individual. Any such transferee is hereinafter referred to as a "Permitted Transferee".
         --------------------

          (b)  Transfer by the Crowns or Investors. (i) If an Investor or, if
               -----------------------------------
neither of the Crowns is employed by the Company or any of its Subsidiaries or Affiliates at the time of the proposed transfer, the Crowns, or any Permitted Transferee thereof proposes to transfer Shares or Preferred Shares to anyone other than a Permitted Transferee or, in the case of an Investor, the partners, stockholders, officers or employees of such Investor, such Investment Party or Permitted Transferee thereof shall give notice of such proposed Transfer to each of the other Investment Parties. Such notice (the "Transfer Notice") shall state
                                                   ---------------
that it is being delivered under this Section 2.04 and shall state the terms and conditions of such offer, including the name of the prospective purchaser, the proposed purchase price per share of such Shares or Preferred Shares (the "Offer
                                                                           -----
Price") and payment terms (including a description of any proposed noncash
-----
consideration), the type of disposition and the number of such shares to be transferred (the "Offered Investor Shares"). The Transfer Notice shall further
                  -----------------------
state (i) that the Investor Offerees may acquire, in accordance with the provisions of this Agreement, any of the Offered Investor Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein, (ii) that the Investor Offerees may not purchase any of such Offered Investor Shares unless collectively the Investor Offerees purchase all of such Offered Investor Shares and (iii) that if all such Offered Investor Shares are not purchased by the investor Offerees, the Investor Offerees may exercise their rights provided pursuant to Section 2.05 hereof

          (ii) For a period of 30 days after receipt of the Transfer Notice (the "Option Period"), each of the other Investment Parties (individually, an
      -------------
     "Investor
      --------

      Offeree", and collectively, the "Investor Offerees") may, by notice in
      -------                          -----------------
      writing to the Investment Party or Permitted Transferee delivering such Transfer Notice, elect in writing to purchase all, but not less than all, of the Offered Investor Shares allocated to such Investor Offeree at the Offer Price. The right to purchase such Offered Investor Shares shall be allocated to the Investor Offerees pro rata (based on the number of Shares
                                         --- ----
      each of the Investor Offerees owns in relation to the total number of such Shares owned by all of them); provided that if any Investor Offeree does
                                    --------
      not elect to purchase the Offered Investor Shares which such Investor Offeree may purchase pursuant to this Section 2.04, then the other Investor Offerees may elect to purchase the remaining Offered Investor Shares.

          (iii) If the Investor Offerees do not elect to purchase all of the Offered Investor Shares, or if the Investor Offerees fail to purchase all of the Offered Investor Shares in accordance with this Section 2.04, all but not less than all of the Offered Investor Shares may be transferred, but only in accordance with the terms of the Transfer Notice, within six months after expiration of the Option Period, after which, if the Offered Investor Shares have not been transferred, all restrictions contained herein shall again be in full force and effect.

           (iv) The closing of the purchase of any Offered Investor Shares pursuant to Section 2.04(b)(ii) hereof shall take place at the principal office of the Company on the tenth day after the expiration of the Option Period. At such closing, each purchaser of Offered Investor Shares shall deliver the Offer Price, on the same terms as set forth in the Transfer Notice (including any non-cash consideration described therein), payable in respect of the Offered Investor Shares being purchased by such Investment Party or Permitted Transferee thereof who delivered the Transfer Notice against delivery of certificates duly endorsed and stock powers representing the Offered Investor Shares being acquired by such Investment Party. All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

          SECTION 2.05. Come-Along. (a) Except as provided in Section 2.01 and
                        ----------
Section 2.04(a) hereof, and except for transfers by an Investor to any of its partners, stockholders, officers or employees, no Stockholder, Investor or Permitted Transferee shall transfer any Shares or Preferred Shares without complying with the following terms and conditions set forth in Sections 2.05(a) and 2.05(b) below; provided that this Section 2.05 shall not in any way limit or
                   --------
affect the restrictions of Section 2.02, 2.03 or Section 2.04, as the case may be, and any Stockholder, Investor or Permitted Transferee may be an Initiating Shareholder under this Section 2.05 only if such transfer is made in accordance with Section 2.02, 2.03 or 2.04, as the case may be.

          (b) Any Stockholder, Investor or Permitted Transferee (the "Initiating Shareholder") desiring to transfer his or her Shares shall, after
 ----------------------
complying with the provisions of Section 2.02, 2.03 or 2.04, as the case may be, give nor less than 30 days' prior written notice of such intended transfer to each Investment Party (individually, a "Participation Offeree" and
                                        ---------------------
collectively, the "Participation Offerees") and to the Company. Such notice (the
                   ----------------------
"Participation Notice") shall set forth the terms and conditions of such
 --------------------
proposed transfer, including the name of the prospective transferee, the number of Shares or Preferred Shares proposed to be transferred (the "Participation
                                                               -------------
Securities") by the Initiating Shareholder, the purchase price per Share
----------
proposed to be paid therefor, and the payment terms and type of transfer to be effectuated. The Participation Notice shall further state that the Initiating Shareholder complied with Section 2.02, 2.03 or 2.04 hereof, as the case may be, with respect to such proposed transfer and, if applicable, the Offered Shares were not purchased by the Initial Stockholders, the Investment Parties or the Company pursuant to any right of first refusal described in Section 2.02, 2.03 or 2.04 hereof. Within 20 days following the delivery of the Participation Notice by the Initiating Shareholder to each Participating Offeree and to the Company, each Participating Offeree may, by notice in writing to the Initiating Shareholder and to the Company, have the opportunity and the right to sell to the purchasers in such proposed transfer (upon the same terms and conditions as the Initiating Shareholder) up to that number of Shares owned by such Participating Offeree as shall equal the product of (i) a fraction, the numerator of which is the number of Shares owned by such Participating Offeree as of the date of such proposed transfer and the denominator of which is the aggregate number of Shares owned as of the date of such Participation Notice by each Initiating Shareholder and by all Participating Offerees, multiplied by (ii) the number of Participation Securities. The amount of Participation Securities to be sold by an Initiating Shareholder shall be reduced to the extent necessary to provide for such sales of Shares or Preferred Shares by Participating Offerees.

          (c) At the closing of any proposed transfer in respect of which a Participation Notice has been delivered, the Initiating Shareholder, together with all Participating Offerees electing to sell Shares or Preferred Shares, shall deliver to the proposed transferee certificates evidencing the Shares or Preferred Shares to be sold thereto duly endorsed with stock powers and shall receive in exchange therefor the consideration to be paid or delivered by the proposed transferee in respect of such Shares or Preferred Shares as described in the Participation Notice.

          (d) The provisions of this Section 2.05 shall not apply to any transfer (i) pursuant to Section 2.01, (ii) to any Initial Stockholder or any Investment Party or the Company pursuant to Section 2.02 or 2.03, (iii) to any Investment Party pursuant to Section 2.04 or (iv) to any Permitted Transferee.

          (e)  The Permitted Transferees, or any transferees described in
Section 2.01 hereof, of any Initiating Shareholder shall have no rights under, but shall be bound by the terms of, this Section 2.05.

          SECTION 2.06. Take Along. If, at any time prior to a Qualified Public
                        ----------
Offering, Investment Parties holding at least 662/3% of the Shares owned by all Investment Parties (such persons being referred to in this Section 2.06 as the "Take Alone Group") shall determine to sell or exchange (in a business
 ----------------
combination or otherwise) 50% or more of the total number of Shares then issuable or outstanding in one or a series of bona fide arm's-length transactions to a third party who is not an Affiliate of the Take Along Group, then, upon 30 days' written notice of the Take Along Group, which notice shall include reasonable details of the proposed sale or exchange, including the proposed time and place of the closing and the consideration to be received by the Investment Parties (such notice being referred to as the "Sale Request"),
                                                              ------------
each other Investment Party and Initial Stockholder shall be obligated to, and shall (a) sell, transfer and deliver or cause to be sold, transferred and delivered, to such third party, that percentage of its or the Stockholders' Shares or Preferred Shares that is equal to the aggregate percentage of the Take Along Group's Shares or Preferred Shares being sold or exchanged by the Take Along Group in the same transaction at the closing thereof (and deliver certificates for such percentage of its or the Stockholders' Shares or Preferred Shares at the closing, free and clear of all claims, liens and encumbrances), and each Investment Party and the Stockholders, including the members of the Take Along Group, shall receive the same consideration per share of Common Stock upon such sale or exchange as members of the Take Along Group, (b) upon request, consent to the cancelation of any vested stock options for purchase of shares of Common Stock for an amount per Share equal to the difference, if any, between the consideration per Share or Preferred Share referenced in the preceding clause and the exercise price of such vested stock options, and (c) if Stockholder approval of the transaction is required, vote its or the Stockholders' Shares or Preferred Shares in favor thereof.

          SECTION 2.07. Call by the Company. (a) The following terms shall have
                        -------------------
the following definitions for the purposes of this Section 2.07 and Section 2.08 hereof.

          (i)  "Initial Stockholder" shall mean Ted B. Miller, Jr.
                -------------------

          (ii) "Cause" in the context of termination of employment of the
                -----
Initial Stockholder shall mean, in each case as determined in good faith by a majority of the Board exclusive of any member subject to a "Cause" termination:
(x) conviction of or a plea of guilty or nolo contendere to any criminal
                                         ---- ----------
violation involving dishonesty, fraud or breach of trust, or any felony which materially adversely affects the Company; or (y) willful engagement in gross misconduct in the performance of duties owed the Company that materially adversely affects the Company.

          (iii) "Disability" used in connection with termination of employment
                 ----------
of the Initial Stockholder shall mean the inability of the Initial Stockholder for a period of 180 consecutive days to perform in all material respects the Initial Stockholder's duties to the Company or any of its Subsidiaries because of serious physical or mental disability or other incapacity as determined by an independent medical doctor selected by the Board.

          (iv) "Fair Market Value" shall mean the fair market per share value of
                -----------------
shares of Common Stock based on the value of the Company as a going concern, determined as of the applicable termination date referenced in this Section 2.07 or Section 2.08 hereof on a fully diluted basis assuming the exercise of any then outstanding exercisable conversion or option rights with respect to securities of the Company, as determined in good faith by the affirmative vote of at least a majority of the entire Board, which majority shall exclude the Initial Stockholder and shall include each of the Preferred Nominee directors designated by the holders of Preferred Shares under Section 3.01 below. In making its determination, the Board shall take into consideration such factors which it deems reasonable and appropriate, but shall not take into account any minority or illiquidity discount. The determination of Fair Market Value shall be made by the Board within 30 days of the applicable termination date referenced in this Section 2.07 or in Section 2.08 hereof and a notice stating the Fair Market Value and a reasonably detailed description of the calculation thereof and the basis for such calculation shall be sent to the Initial Stockholder.

          The Initial Stockholder shall have 30 days from the date of the delivery of the above notice to object to the determination of Fair Market Value in writing delivered to the Company with a copy to the Series A Nominees. If the Initial Stockholder fails to object to such determination within such 30-day period, the determination of Fair Market Value by the Board shall be conclusive and binding on the parties. In the event that the Initial Stockholder does object to the determination within such 30-day period. Fair

Market Value shall be determined by an appraisal of the shares of Stock in question. The appraisal will be performed by an investment banking firm that has not been engaged on a regular basis by the Company or any Investor within the last two years and shall be selected in the following manner: (a) the Board by the affirmative vote of a majority of the entire Board, which majority shall include each of the Preferred Nominees, shall (giving due consideration to the fee estimates of such firms) nominate at least three such investment banking firms with experience giving appraisals and in financial analysis of businesses similar to the Company's business and then (b) the Initial Stockholder shall select, from among such firms, one firm which shall act as the appraiser hereunder (the "Appraiser"). The Appraiser will be instructed to complete its
                ---------
appraisal within 30 days of appointment and will, in making its determination, not take into account the considerations required to be excluded from the Board's determination of Fair Market Value set forth above. The determination of the appraiser shall be conclusive and binding as to the Fair Market Value.

          In the event that the Company is required by the Initial Stockholder to retain an appraiser, the fees and expenses of such Appraiser shall be borne
(i) by the Company if the determination of Fair Market Value by the Appraiser is equal to or greater than 90% of the determination made by the Board of Directors and (ii) by the Initial Stockholder if the determination of Fair Market Value by the Appraiser is less than 90% of the determination made by the Board; provided,
                                                                       --------
that the fees and expenses required to be borne by the initial Stockholder shall not exceed 10% of the aggregate purchase price to be received by the Initial Stockholder in the transaction giving rise to the Fair Market Value determination.

          (v)  "Investment Price" shall mean an amount per share of Common Stock
                ----------------
equal to the price per share paid to the Company for such Common Stock by the Initial Stockholder.

          (b) If the employment of the Initial Stockholder by the Company and its Subsidiaries shall terminate (a "Call Event") for any reason prior to the
                                     ----------
first Qualified Public Offering, the Company and the Investment Parties as a group, in that order, shall have the right to purchase (subject to, in the case of the Investment Parties, purchases by the Company)(the "Call Option"), by
                                                          -----------
delivery of a written notice (the "Call Notice") to the terminated Initial
                                   -----------
Stockholder no later than 90 days after the date of such Call Event (the "Call
                                                                          ----
Period"), and the Initial Stockholder and the Initial Stockholder's Permitted
------
Transferees (the "Call Group") shall be required to sell any or all of the
                  ----------
shares of Stock which are owned by the members of the Call Group on the date of such Call Event. Additionally, the Call Group shall be required to exercise any or all vested Stock Options and immediately after such exercise shall be required to sell all shares of Common Stock which, as a result of such exercise, are then owned by the members of the Call Group on the date of such Call Event (collectively, the "Call Securities") at a price per share of Common Stock equal
                    ---------------
to the Call Price). All stock options held by the terminated Initial Stockholder which have not vested on the date of the Call Event shall be canceled.

          (c) If the Company does not elect to purchase all Call Securities available for purchase, each Investment Party shall have the absolute right to purchase that number of Call Securities not so purchased as shall be equal to the number of such Call Securities multiplied by a fraction, the numerator of which shall be the number of Shares then owned by such Investment Party and the denominator of which shall be the aggregate number of Shares then owned by all of the Investment Parties. For purposes of this

Section 2.07, all of the Common Stock which an Investment Party has the right to acquire from the Company, directly or indirectly upon the conversion, exercise or exchange of any securities of the Company then owned by such Investment Party shall be deemed to be Shares then owned by such Investment Party. The amount of Call Securities that each Investment Party is entitled to purchase under this
Section 2.07 shall be referred to as its "Pro Rata Call Fraction".
                                          ----------------------

          (d) The Investment Parties shall have a right of oversubscription such that if any Investment Party fails to exercise its Call Option for the purchase of Call Securities as to its Pro Rata Call Fraction, the other Investment Parties shall, among them, have the right to purchase up to the balance of the Call Securities not so purchased. Such right of oversubscription may be exercised by an Investment Party by exercising its Call Option as to more than its Pro Rata Call Fraction. If, as a result thereof, such oversubscriptions exceed the total number of Call Securities available in respect of such oversubscription privilege, the oversubscribing Investment Parties shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their Pro Rata Call Fractions, or as they may otherwise decide among themselves.

          (e)  For purposes of this Section 2.07, the term "Call Price" shall
                                                            ----------
mean:

          (i)  with respect to shares of Common Stock,

               (aa) in the event of a termination of the employment of the Initial Stockholder without Cause or by virtue of his (x) death or Disability, (y) Retirement in accordance with Company policy or (z) voluntary termination of employment, the Fair Market Value of such shares of Common Stock; and

               (bb) in the event of a termination of the employment of the Initial Stockholder for Cause, the lower of (x) the Investment Price of such shares of Common Stock, or (y) the Fair Market Value of such shares of Common Stock; and

          (ii) with respect to any vested stock options,

               (aa) in the event of a termination of the employment of the Initial Stockholder without Cause or by virtue of his (x) death or disability, (y) retirement in accordance with Company policy or (z) voluntary termination of employment, the difference between (1) the Call Price, as determined in (i)(aa) above, payable for shares of Common Stock and (2) the exercise price of such vested stock options, multiplied by the number of shares of Common Stock issuable upon the exercise of such vested stock options; and

               (bb) in the event of a termination of the employment of the Initial Stockholder for Cause, the difference between (x) the Call Price, as determined in (i)(bb) above, payable for shares of Common Stock and (y) the exercise price of such vested stock options, multiplied by the number of shares of Common Stock issuable upon the exercise of such vested stock options.

          (f)(i) The closing of any purchase of Call Securities shall take place at the principal office of the Company on the 20th business day after the date of the Call Notice or on such other date as the parties may agree (the "Call
                                                                        ----
Option Closing"). At the Call Option Closing, the Company and/or any Investment
--------------
Parties purchasing Call Securities, as the case may be, shall deliver to the Call Group, against delivery of certificates duly endorsed and stock powers representing the Call Securities, and against the execution, in a form reasonably satisfactory to the Company, of an agreement assigning or canceling the stock options, a certified check or checks payable to the terminated Initial Stockholder and/or the Permitted Transferees, as the case may be, in an amount equal to the aggregate Call Price payable for such Call Securities subject to clause (ii) below.

          (ii) To the extent that payment of the Call Price by the Company in cash would violate applicable law or any bank lending agreement to which the Company is a party, the Company shall use reasonable efforts to cure any such violation or have such violation waived in order to permit payment of the Call Price in cash. To the extent the Company remains unable to make cash payment as to any portion, or all of, the Call Price, such payment may be made by delivery of a note issued by the Company (x) bearing interest at a per annum rate of the prime rate as reported in the Wall Street Journal
                                                           -------------------
     at the time of issuance plus 2%, or, if lower, the maximum rate permitted under applicable law, (y) having a term of five years and (z) which is subordinated in right of payment to all other debt of the Company; provided, however, that the Company shall not be obligated to make any
     --------  -------
     payment of principal or interest under such a note if the making of such payment would violate applicable law or any bank lending agreement to which the Company is a party; provided further, that if at any time the payment
                             ----------------
     of any outstanding amount in respect of a note issued for the Call Price may be paid in cash without violation of applicable law or any bank lending agreement to which the Company is a party, the Company shall promptly pay the outstanding principal and interest on any such note to the extent to be permitted. All of the foregoing deliveries under clause (i) or (ii) above will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

          SECTION 2.08. Put by the Initial Stockholder. (a) If the employment of
                        ------------------------------
the Initial Stockholder by the Company and its Subsidiaries shall terminate without Cause or by virtue of his (i) death or Disability or (ii) retirement in accordance with Company policy (such termination being hereinafter referred to as a "Put Event"), and the Company and the Investment Parties do not elect to
      ---------
exercise the Call Option in full pursuant to Section 2.07, then the Company shall give such Stockholder written notice (the "Put Notice") advising him of
                                                 ----------
his Put Option and specifying the last date on which such Put Option can be exercised. In such event, in addition to the rights of the Initial Stockholder to continue to hold Shares, the Initial Stockholder (and his transferees under
Section 2.01(b) and (c)) ("Related Transferees") shall have the right (the "Put
                            -------------------                              ---
Option"), by delivery of written notice to the Company (the "Put Acceptance
------                                                       --------------
Notice") within 60 days after the Put Notice to cause the Company to purchase,
------
and the Company shall purchase all, or any part of, the Shares which are owned by the Initial Stockholder or his Related Transferees on the date of such Put Event and which are not purchased by the Company and the Investment Parties pursuant to Section 2.07 (collectively, the "Put Securities") as specified in
                                             --------------
the Put Acceptance Notice, at a price per share equal to the Put Price.

          (b)  For purposes of this Section 2.08 the term "Put Price" shall mean
                                                           ---------
the Fair Market Value of the Shares.

          (c) The closing of the purchase of any Put Securities by the Company pursuant to this Section 2.08 shall take place at the principal office of the Company not later than 45 business days after the delivery of the Put Acceptance Notice (the "Put Option Closing"). At the Put Option Closing the Company shall
             ------------------
deliver, against delivery of certificates duly endorsed and stock powers representing the Shares specified in the Put Notice a certified check or checks payable to the order of the Initial Stockholder and/or Related Transferees selling Put Securities as specified in the Put Notice, in an amount equal to the aggregate purchase price payable for such Put Securities. The Company shall not be obligated to repurchase Shares under this Section 2.08 or under any other Section of this Agreement if the Company is prohibited from doing so under applicable law. In addition, the Company shall not be obligated to make any cash payments by certified check or otherwise under this Section 2.08 if the making of such payment would violate the terms of any bank lending agreement to which the Company is a party. In such event, in lieu of such payment by check, the Initial Stockholder and his Related Transferees shall have the right to cancel the Put Notices. If the Stockholder and/or his Related Transferees desire to proceed with the sale of Put Securities or proceed with the sale, then to the extent the Company is unable to fund the purchase of the Put Securities with cash, the Company shall deliver to the Initial Stockholder and/or his Related Transferees selling Put Securities as specified in the Put Acceptance Notice, a subordinated note having the term set forth in, and subject to the provisions of, Section 2.07(f)(ii) above.

          (d) If and to the extent that, subsequent to a Put Event, the Initial Stockholder does not give a Put Acceptance Notice within 60 days after receipt of the Put Notice required to be delivered by the Company under Section 2.08, all rights to sell Put Securities to the Company pursuant to this Section 2.08 shall terminate.

                                  ARTICLE III

                            Election of Directors.
                            ---------------------

          SECTION 3.01. Designation of Nominees by Crowns and by Investors.
                        -------------- -----------------------------------
(a) So long as the Crowns or their transferees under Section 2.01(b) and (c) (the "Crown Related Transferees") shall have in the aggregate a 5% or greater
      -------------------------
interest in the Common Stock of the Company, Robert A. Crown, Barbara Crown and/or their Crown Related Transferees (collectively, the "Nominating Group"
                                                           ----------------
and, individually, a "Nominating Person") shall have the right to designate one
                      -----------------
nominee for election as a director of the Company (a "Crown Nominee"). At least
                                                      -------------
ten days prior to any meeting, or written action in lieu of a meeting, of Stockholders of the Company at or by which directors are to be elected, the Nominating Group or a Nominating Person shall notify the Company and the Investors in writing of the Crown Nominee designated by the Nominating Group or a Nominating Person for election as a director. In the absence of any such notification, it shall be presumed that the then incumbent Crown Nominee has been redesignated as the Crown Nominee. in the event that no such nomination is made by the Nominating Group and either (i) no then incumbent Crown Nominee exists or (ii) the then incumbent Crown Nominee does not intend to serve as a director of the Company for the upcoming year, Robert A. Crown shall be nominated for election without any further action. The initial Crown Nominee is Robert A. Crown.

          (b) Of the five directors to be elected by holders of Preferred Shares pursuant to the terms contained in the Company's Charter, (i) Centennial IV and

Centennial V shall each have the right to designate one nominee for election as a director of the Company; (ii) Berkshire III and either of Berkshire IV Corp. or Berkshire IV shall each have the right to designate one nominee for election as a director of the Company; and (iii) Nassau Capital II and NAS I (collectively, "Nassau") shall have the right to designate one nominee for
                ------
election as a director of the Company (Centennial IV, Centennial V. Berkshire III, Berkshire IV Corp., Berkshire IV and Nassau are together, the "Nominating
                                                                    ----------
Investors" and individually, a "Nominating Investor") (together, the "Preferred
---------                       -------------------                   ---------
Nominees") and individually a "Preferred Nominee"). At least 10 days prior to
--------                       -----------------
any meeting (or written action in lieu of a meeting) of stockholders of the Company at or by which directors are to be elected by the holders of Preferred Shares, voting separately, each Nominating Investor shall notify the Company and other Investors in writing of the Preferred Nominee designated by such Nominating Investor for election as a director. In the absence of any such notification, it shall be presumed that the Nominating Investor's then incumbent Preferred Nominee has been redesignated as its Preferred Nominee. The initial Preferred Nominee of Centennial IV is Jeffrey H. Schutz and of Centennial V, David Hull, Jr; the initial Preferred Nominee of Berkshire III is Carl Ferenbach and of Berkshire IV Corp. and Berkshire IV is Garth Greimann, and the initial Preferred Nominee of Nassau is Randall A. Hack.

          (c) At each meeting, or written action in lieu of a meeting of Stockholders of the Company, at or by which a director nominated by the Nominating Group or a Nominating Person is to be elected, each Investor and Stockholder shall vote all of its or his or her Shares or Preferred Shares, as the case may be, to elect as a director of the Company, the nominee designated in the manner provided in Section 3.01(a).

          (d) At each meeting, or written action in lieu of a meeting of Stockholders of the Company, at or by which directors are to be elected by the holders of Preferred Shares, voting separately, each Investor shall vote all of its Preferred Shares to elect, as directors of the Company, the nominees designated in the manner provided in Section 3.01(b).

          (e) If a Crown Nominee shall cease to serve as a director for any reason, the Nominating Group or the Nominating Person who designated such Crown Nominee shall have the right to designate a successor Crown Nominee and each of the other Investors and Stockholders shall use its best efforts to ensure that such Crown Nominee is duly elected as a director. If the Nominating Group or a Nominating Person notify the Company that they desire to remove their Crown Nominee as a director and/or designate a successor Crown Nominee, the Company shall, at the request of the Nominating Group or a Nominating Person, use its best efforts to ensure that a meeting of Stockholders of the Company is promptly called for such purpose.

          (f) If a Preferred Nominee shall cease to serve as a director for any reason, the Nominating Investor which designated such Preferred Nominee shall have the right to designate a successor Preferred Nominee and each of the other Investors shall use its best efforts to ensure that such successor Preferred Nominee is duly elected as a director. If a Nominating Investor notifies the other Investors that it desires to remove its Preferred Nominee as a director, each of the other Investors shall use its best effort to ensure that such Preferred Nominee is duly removed as a director. If a Nominating Investor notifies the Company that it desires to remove its Preferred Nominee as a director and/or designate a successor Preferred Nominee, the Company shall, at the request of such

Nominating Investor, use its best efforts to ensure that a meeting of stockholders of the Company is promptly called for such purpose.

          SECTION 3.02. Election of General Directors. In addition to the five
                        -----------------------------
directors elected solely by the holders of Preferred Shares, the director elected solely by the holders of Class A Stock pursuant to the Company's Charter and the director nominated by the Nominating Group, and subject to any changes arising out of or effected pursuant to the Company's By-laws or Charter or applicable Delaware law, there shall also be designated four other directors (collectively, the "General Directors" and individually a "General Director")
                    -----------------                      ----------------
pursuant to the terms of this Section 3.02.

          (a)  (i)  The initial four General Directors (the "Initial General
                                                             ---------------
Directors") shall be designated by the agreement of Stockholders and Investors
---------
as a group holding 662/3% of the outstanding capital stock of the Company entitled to vote in the election of directors (calculated on an "as converted" basis). The Initial General Director nominees are J. Landis Martin, Robert F. McKenzie, Edward C. Hutcheson, Jr. and David L. Ivy.

          (ii) At the meeting (or written action in lieu of a meeting) of stockholders of the Company at or by which General Directors are to be elected each Investor and each Stockholder shall vote all of its Shares to elect, as directors of the Company, the General Directors designated in the manner provided in Section 3.02.

          (b)  Successor Directors. If a General Director shall cease to serve
               -------------------
as a director, such vacancy shall be filled in accordance with Section 3.02(a)(i); provided that any General Director can be removed for any reason or
            --------
no reason by vote of the stockholders in accordance with Delaware law, the Company's Charter and/or the Company's By-laws, as applicable, and if so removed, any successor General Director shall be nominated and shall be elected by the stockholder vote required under Delaware law, the Company's Charter and/or the Company's By-laws, as applicable. The Company shall, at the request of the Investors and/or the Stockholders, use its best efforts to ensure that a meeting of the Stockholders of the Company is promptly called to effect any such removal and/or fill any such vacancy.

          SECTION 3.03. Subsidiary Boards of Directors. Unless the directors of
                        ------------------------------
the Company unanimously agree otherwise, the Company shall vote its shares of stock of its Subsidiaries so as to elect as directors of such Subsidiaries the persons elected as directors, or as successors to any such directors, of the Company pursuant to the terms of Section 3.01 and those persons elected as directors of the Company by the holders of the Class A Stock, as provided in the Charter of the Company; provided, however, that it is hereby acknowledged that
                        --------  -------
the current directors of the Subsidiaries of the Company are as set forth on
Schedule II and provided further that such directors may remain in office for
                -------- -------
the duration of their respective terms without the unanimous consent of the directors of the Company.

          SECTION 3.04. Election of Robert A. Crown. As of the closing of the
                        ---------------------------
transactions contemplated by the Crown Purchase Agreement, Robert A. Crown shall be elected (A) a member of the Board (as Crown Nominee pursuant to Section 3.01) and executive committee of the Company and (B) director, president and chief executive officer of Crown Communication Inc.

                                  ARTICLE IV

                 Representations and Warranties of the Crowns
                 --------------------------------------------

          SECTION 4.01. Each of the Crowns severally represents and warrants to the Company that: (a) he or she (i) is an "accredited investor" within the meaning of Rule 501 under the Securities Act or (ii) has sufficient knowledge and experience in investing and in the business of the Company so as to be able to evaluate the risks and merits of its investment in the Company and are able financially to bear the risk thereof, including the risk of the complete loss of its investment in the Company;

          (b) he or she has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

          (c) the Class B Stock is being acquired by him or her for his or her own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

          (d) he or she understands that (i) the Class B Stock has not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act,
(ii) the Class B Stock must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Class B Stock will bear a legend to such effect and
(iv) the Company will make a notation on its transfer books to such effect;

          (e) (i) he or she will not sell any Class B Stock except pursuant to registration under the Securities Act or a valid exemption therefrom and (ii) if her or she sells any Class B Stock pursuant to Rule 144A promulgated under the Securities Act, they will take all necessary steps in order to perfect exemption from registration provided thereby, including (x) obtaining on behalf of the Company information to enable the Company to establish a reasonable belief that the purchaser is qualified institutional buyer and (y) advising such purchaser that Rule 144A is being relied upon with respect to such resale;

          (f) he or he has the power and authority to enter and perform his or her obligations under this Agreement and the other agreements and documents contemplated by this Agreement;

          (g) neither the execution of this Agreement or the other agreements and documents contemplated by this Agreement nor the consummation of the transactions contemplated thereby will result in any violation or be in conflict with (i) the terms of any agreement or other instrument to which he or she is a party or (ii) to the best of the Crown's knowledge, any law, regulation, judgement, license or order applicable to the Crowns;

          (h) each of this Agreement and the other agreements and documents delivered pursuant to the terms hereof is a valid and legally binding obligation of each of the Crowns, enforceable in accordance with its terms (subject as to the enforcement of remedies, to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally); and

          (i) to the best of the Crowns' knowledge and belief, neither the execution of this Agreement nor the consummation to the transactions contemplated hereby will result in a transaction prohibited by the Ford Foundation Letter.

                                   ARTICLE V

                           Covenants of the Company
                           ------------------------


          The Company covenants and agrees with each of the Investors (except as indicated in Schedule I hereto) and the Stockholders (herein collectively referred to as "Purchasers" and individually as a "Purchaser") that so long as
                ----------                         ---------
such Purchaser continues to own in the aggregate at least 25% of the shares of Class B Stock issued or issuable to such Purchase (assuming the conversion of all Preferred Shares into shares of Class B Stock, appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect thereto but without giving effect to any optional redemption by the Company) and, with respect to the covenant contained in Section 5.15 hereof, so long as any Purchaser holds any shares of Common Stock;

          SECTION 5.01.  Financial Statements, Reports, etc.  Until the closing
                         ----------------------------------
of the Company's initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act, the Company shall furnish to each Purchaser;

          (a) as soon as practicable and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet as of the end of such fiscal year, a consolidated statement of income and a consolidated statement of cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year (if any), all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants;

          (b) as soon as practicable, and in any case within 45 days after the end of each fiscal quarter of the Company (except the last quarter of the Company's fiscal year), quarterly unaudited consolidated financial statements, including an unaudited consolidated balance sheet, and an unaudited consolidated statement of income and an unaudited statement of cash flows, together with a comparison to the Company's operating plan and consolidated budget and statements of the Chief Financial Officer of the Company explaining any significant differences in the statements from the Company's consolidated operating plan and consolidated budget for the period certified by the Company's Chief Financial Officer that such statements fairly present the consolidated financial position and consolidated financial results of the Company for the fiscal quarter covered;

          (c) as soon as practicable, and in any case within 20 days after the end of each calendar month (expect the last month of the Company's fiscal year), monthly unaudited consolidated financial statements, including an unaudited consolidated balance sheet, and an unaudited consolidated statement of income and unaudited consolidated statement of cash flows, together with a comparison to the Company's consolidated operating plan and consolidated budget and statements of the Chief Financial Officer of the Company explaining any significant differences in the statements from the Company's consolidated operating plan and consolidated budget for the month covered and certified by the Company's Chief Financial Officer that such statements fairly present the consolidated financial position and consolidated financial results of the Company for the month covered;

          (d) as soon as practicable and in any event no later than 30 days after the close of each fiscal year of the Company (i) an annual consolidated operation plan and consolidated budget, prepared on a monthly basis, for the next immediate fiscal year, and (ii) a five-year consolidated strategic plan for the subsequent five fiscal years of the Company. The Company will also promptly furnish to such Purchaser an amendment to the annual budget and strategic plan, if any;

          (e) promptly (i) following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its Subsidiaries; (ii) after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries that could materially adversely affect the Company or any of its Subsidiaries; (iii) upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its stockholders or directors or files with the Commission; and (iv) such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its Subsidiaries as such Purchaser reasonably may request from time to time; and

          (f) each Purchaser will hold all information received pursuant to this Section 5.01 and marked "confidential" in confidence, and will not use or disclose any of such information any third party, except (i) to the extent such information is made publicly available by the Company, (ii) to the extent any Purchaser which is a partnership or other venture capital fund desires, according to its policies as in effect from time to time, to disclose summary or financial information about the Company to investors in and other partners of such Purchaser as part of such Purchase's regular communication process with its investors and partners; (iii) to the extent required by the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to such information.

          SECTION 5.02 Corporate Existence. The Company shall maintain and,
                       -------------------
except as otherwise permitted herein, cause each of its Subsidiaries to maintain, their respective corporate existence, rights and franchises in full force and effect.

          SECTION 5.03  Properties, Business, Insurance.  The Company shall
                        -------------------------------
maintain and cause each of its Subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. The Company shall also maintain in effect "key person" life insurance policies, payable to the Company, on the life of each of Ted B. Miller, Jr., David L. Ivy and Robert A. Crown (so long as each remains an employee of the Company), in the amount of $2,000,000 each. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy. If requested by the Purchasers holding at least a majority of the outstanding Preferred Shares, the Company will add one designee of such Purchasers as a notice party for each such policy and shall request that the issuer of each policy provide such designee with ten days' notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

          SECTION 5.04. Restrictive Agreements Prohibited. Neither the Company
                        ---------------------------------
nor any of its Subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement or the Company's Charter.

          SECTION 5.05. Transactions with Affiliates. Except for transactions
                        ----------------------------
contemplated by this Agreement or as otherwise approved by the Board (including the approval of at least 66 2/3% of the directors nominated by the holders of the Preferred Shares and the Nominating Group, considered as a group), neither the Company nor any of its Subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its Subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

          SECTION 5.06. Right of First Refusal. The Company shall, prior to any
                        ----------------------
issuance by the Company of any of its securities (other than debt securities with no equity feature), offer to each Purchaser by written notice the right, for a period of 30 days, to purchase all of such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued; provided, however, that the first refusal rights of the Purchasers
              --------  -------
pursuant to this Section 5.06 shall not apply to securities issued (A) upon conversion of any of the Preferred Shares, (B) as a stock dividend or upon any subdivision of shares of any series or class of Preferred Stock or Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Preferred Stock or Common Stock,
(C) pursuant to subscriptions, warrants, options, convertible securities, or other rights which are listed in Schedule II as being outstanding on the date of this Agreement or listed on Schedule II as being reserved for grant pursuant to any stock option plan listed thereon, (D) solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (E) pursuant to a Qualified Public Offering, and (F) upon the exercise of any right which was not itself in violation of the terms of this Section
5.06. The Company's written notice to the Purchasers shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms. Each Purchaser may accept the Company's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid 30 day period, in which event the Company shall promptly sell and such Stockholder or Investor shall buy, upon the terms specified, the number of securities agreed to be purchased by such Purchaser. Notwithstanding the foregoing, if the Purchasers agree, in the aggregate, to purchase more than the full number or securities offered by the Company, then each Purchaser accepting the Company's offer shall first be allocated the lesser of (i) the number of securities which such Purchaser agreed to purchase and (ii) the number of securities as is equal to the full number of securities offered by the Company multiplied by a fraction, the numerator of which shall be the number of shares of Class B Stock held by such Purchaser as of the date of the Company's notice of offer (treating such Purchaser, for the purpose of such calculation, as the holder of the number of shares of Class B Stock which would be issuable to such Purchaser upon conversion, exercise or exchange of all securities (including but not limited to the Preferred Shares) held by such Purchaser on the date such offer is made, that are convertible exercisable or exchangeable into or for (whether directly or indirectly) shares of Class B Stock) and the denominator of which shall be the aggregate number of shares of Class B Stock (calculated as aforesaid) held on such date by all Purchasers who accepted the Company's offer, and the balance of the securities (if any) offered by the Company shall be allocated among the Purchasers accepting the Company's offer in proportion to their relative equity ownership interests in the Company (calculated as aforesaid); provided that no
                                                              --------
Purchaser shall be allocated more than the number of securities which such Purchaser agreed to purchase; and provided further that in cases covered by this
                                  -------- -------
sentence all Purchasers shall be free at any time prior to 90 days after the date of its notice of offer to the Purchasers to offer and sell to any third-party or parties the number of such securities not agreed by the Purchaser to be purchased by them, at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the Purchasers. However, if such third-party sale or sales are not consummated within such 90-day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 5.06.

          SECTION 5.07.  Management Rights. Until the closing of the Company's
                         -----------------
initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act.

          (a) Each Purchaser (regardless of whether such Purchaser currently has a designee on the Company's Board) shall be entitled to designate an observer to attend any meeting of the Board of the Company or of any Subsidiary or any committee thereof. Such observer may, at the reasonable discretion of the Board, participate in Board or committee discussions and may address the Board or committee with respect to the Purchaser's concerns regarding significant business issues respecting the Company or any such Subsidiary. Upon request, the Company shall, and shall cause any Subsidiary to, send to such observer copies of all meeting consents and other material provided to the Company directors at the same time and manner as they are sent to the directors. The Company shall have the right to exclude an observer from the Board discussions upon advice of counsel that such exclusion is necessary to protect highly confidential proprietary information or for similar reasons. Any observer shall comply with reasonable confidentiality provisions, including without limitation the execution of customary confidentiality agreements.

          (b) The Company shall permit, and shall cause each Subsidiary to permit, each Purchaser (regardless of whether such Purchaser currently has a designee on the Company's Board) and such persons as it may designate to visit and inspect any of the properties of the Company and its Subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and any Subsidiary with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the

Company and any Subsidiary as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice.

     SECTION 5.08. Expenses of Directors and Observers. The Company shall
                   ------------------------------------
promptly reimburse in full, (a) each observer of a Purchaser (including, for purposes of this Section, its affiliated Purchasers, taken as a group) which does not have a representative on the Board and which has invested in the aggregate at least $7.4 million in the Company, for all reasonable out-of-pocket expenses incurred in attending each domestic meeting of the Board of the Company or any Subsidiary or any committee thereof, and (b) each director of the Company who is not an employee of the Company and who was elected as a director solely or in part by the holders of the Preferred Shares, for all reasonable out-of-pocket expenses incurred in attending each meeting of the Board of the Company or any Subsidiary or any committee thereof.

     SECTION 5.09. Board of Directors Meeting. The Company shall use its best
                   ---------------------------
efforts to ensure that meetings of the Board of the Company and of the Company's Subsidiaries Castle Tower Corporation, TEA Group Incorporated and Crown Communication Inc. are held at least four times each year and at least once each quarter.

     SECTION 5.10. By-laws. The Company shall at all times cause its By-laws and
                   -------
those of its Subsidiaries to provide that (a) unless otherwise required by the laws of the State of Delaware or, as applicable, the Commonwealth of Pennsylvania, (i) any two directors and (ii) any holder or holders of at least 25% of the shares of Class B Stock issued or issuable to such Purchaser(s) (assuming the conversation of all Preferred Shares held by such Purchaser(s) into shares of Class B Stock), shall have the right to call a meeting of the Board of the Company or its Subsidiaries or the Stockholders of the Company and
(b) the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Preferred Stock as set forth in the Charter or this Agreement. The Company and its Subsidiaries shall at all times maintain provisions in their By-laws and/or articles of incorporation indemnifying all directors against liability and absolving all directors from liability to the Company and its Stockholders to the maximum extent permitted under the laws of the state of their incorporation.

     SECTION 5.11. Employee Nondisclosure and Developments Agreements. The
                   --------------------------------------------------
Company shall use its best efforts to obtain, and shall cause its Subsidiaries to use their best efforts to obtain, an Employee Nondisclosure and Developments Agreement in such form as shall be approved by the Board from all future officers, key employees and other employees who will have access to confidential information of the Company or any of its Subsidiaries, upon their employment by the Company or any of its Subsidiaries.

     SECTION 5.12. Compliance with Laws. The Company shall and shall cause its
                   --------------------
Subsidiaries to, comply with all applicable laws, rules, regulations and orders noncompliance with which could materially adversely affect its business or condition, financial or otherwise.


     SECTION 5.13. Keeping of Records and Books of Account. The Company shall
                   ---------------------------------------
keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the company and such Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

          SECTION 5.14.  U.S. Real Property Interest Statement. (a) The Company
                         -------------------------------------
shall use its best efforts, consistent with sound commercial practice and overriding economic or business interest of the Company as determined by the Company using reasonable business judgment, to avoid becoming a "U.S. real property holding company" within the meaning of Sections 897(c)(1)(B) and 897(c)(2) of the Code and Treasury Regulations 1.897-2(b)("U.S. Real Property
                                                           ------------------
Holding Company").
---------------

          (b) Notwithstanding the above, should the Company determine that it has become a U.S. Real Property Holding Company, it shall provide prompt written notice to the Purchasers following any "determination date" as defined in Treasury Regulation Section 1.8972(c)(i)) on which the Company becomes a United States Real Property Holding Company. In addition, upon a written request by a Purchaser, the Company shall provide the Purchaser with a written statement informing the Purchaser whether such Purchaser's interest in the Company constitutes a "U.S. real property interest" within the meaning of Treasury Regulation Section 1.897-1(c)("U.S. Real Property Interest"). The Company's
                               ---------------------------
determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company's written statement to a Purchaser's written request, if reasonably possible, therefor. The Company's obligation to furnish a written statement pursuant to this Section
5.14 shall continue notwithstanding the fact that a class of the Company's stock may be regularly traded on an established securities market.

          SECTION 5.15.  International Investment Survey Act of 1976. The
                         -------------------------------------------
Company shall use its best efforts to file on a timely basis all reports required of it under 22 U.S.C. Section 3104, or any similar statute, relating to a foreign person's direct or indirect investment in the Company.

          SECTION 5.16.  Rule 144A Information. The Company shall provide the
                         ---------------------
Purchasers, upon request, with such written information and shall take such reasonable actions as may be required to permit the Purchasers to resell any shares of the Company's capital stock pursuant to Rule 144A promulgated under the Securities Act.

          SECTION 5.17.  Payment of Taxes. Pay and discharge all taxes,
                         ----------------
assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the same being due and payable to cause its Subsidiaries to do likewise.

          SECTION 5.18. Negative Covenants of the Company. Without limiting any
                        ---------------------------------
other covenants and provisions hereof, the Company covenants and agrees that, as long as at least 25% of the Class B Stock outstanding (determined on a post-conversion basis of the Preferred Stock to Class B Stock) is held by the Purchasers, it will comply with and observe the following covenants and provisions, and will not, without the prior approval of two-thirds of the representatives of the Purchasers on the Board:

          (a)  Liens. Except with respect to Senior Debt, create, incur, assume
               -----
     or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature, upon or with respect to any of its properties, now owned or hereinafter acquired, or assign or otherwise convey any right to receive income, except that the foregoing restrictions shall not apply to mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances:

                  (i) for taxes, assessments or governmental charges or levies on property of the Company or any Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

                 (ii) imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business;

                (iii) arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                 (iv) securing the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations and surety bonds;

                  (v) in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property which do not materially detract from its value or impair its use;

                 (vi) arising by operation of law in favor of the owner or sublessor of leased premises and confined to the property rented;

                (vii) arising from any litigation or proceeding which is being contested in good faith by appropriate proceedings; provided, however,
                                                              --------  -------
          that no execution or levy has been made; and

               (viii) which secure the Note or other Indebtedness assumed pursuant to the Crown Purchase Agreement.

          (b)  Indebtedness. Create, incur, assume or suffer to exist, or permit
               ------------
     any Subsidiary to create, incur, assume or suffer to exist, any liability with respect to Indebtedness except for:

                    (i) Current Liabilities, other than for borrowed money, which are incurred in the ordinary course of business;

                    (ii) Indebtedness with respect to lease obligations; provided that such lease obligations do not violate Section
               --------
               5.18(c) below;

                    (iii) Indebtedness (x) represented by the Note, (y) assumed pursuant to the Crown Purchase Agreement or (z) all or part of the proceeds of which are used to refinance the Note, irrespective of the dollar amount of such refinancing; and

                    (iv)  Senior Debt.

               (c)  Lease Obligations. Create, incur, assume or suffer to exist,
                    -----------------
          or permit any Subsidiary to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property in connection with any sale and leaseback transaction; or become obligated to pay any rent for real property or personal property under any lease with an original term, including any lessor options to renew or extend, of more than three years if the aggregate of consolidated fixed annual rent which would be payable in any fiscal year by the Company and its Subsidiaries under all such leases would exceed $250,000.

               (d)  Assumptions or Guaranties of Indebtedness other Persons.
                    -------------------------------------------------------
          Except with respect to Senior Debt, assume, guarantee, endorse or otherwise become directly or contingently liable on, or permit any Subsidiary to assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other person, except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and Indebtedness specified in paragraph (b) of this
          Section 5.18.

               (e)  Mergers, Sale of Assets, etc. Merge or consolidate with, or
                    ----------------------------
          sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) a material portion of its assets (whether now owned or hereinafter acquired) or sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of its accounts receivable (whether now in existence or hereinafter created) at a discount or with recourse to, any person, or permit any Subsidiary to do any of the foregoing, except for sales or other dispositions of assets in the ordinary course of business and except that (i) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary, (ii) any Subsidiary may merge into or transfer assets to the Company, and (iii) the Company may merge any person into it or otherwise acquire such person as long as the Company is the surviving entity, such merger or acquisition does not result in the violation of any of the provisions of this Agreement or the Charter and no such violation exists at the time of such merger or acquisition; provided that such merger or acquisition does not result
                       --------
          in the issuance (in one or more transactions) of shares of the voting stock of the Company representing in the aggregate more than 20% of the total outstanding voting stock of the Company, on a fully diluted basis, immediately following the issuance thereof.

               (f)  Investments in Other Persons. Make or permit any Subsidiary
                    ----------------------------
          to make, any loan or advance to any person, or purchase, otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, the capital stock, assets comprising the business of, obligations of, or any interest in, any person, except:

                    (i) transactions by the Company or its Subsidiaries set forth in Schedule II hereof;

                    (ii) investments by the Company or a Subsidiary in evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition;

                    (iii) investments by the Company or a Subsidiary in
               certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having capital, surplus and undivided profits of at least $100,000,000 and whose parent holding company has long-term debt rated Aa 1 or higher, and whose commercial paper (if rated) is rated Prime 1, by Moody's Investors Service, Inc.;

                    (iv) loans or advances from a Subsidiary to the Company or to another Subsidiary of the Company or by the Company to a Subsidiary;

                    (v) investments by the Company or a Subsidiary in the highest-rated commercial paper having a maturity of not more than one year from the date of acquisition; and

                    (vi) other loans, advances and investments not exceeding 10% of consolidated net worth in the aggregate, at any one time outstanding including, without limitation, loans and advances to officers and employees of the Company or any Subsidiary.

               (g)  Distributions. Declare or pay any dividends, purchase,
                    -------------
          redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing (such transactions being hereinafter referred to as "Distributions"), except that
                                             -------------
          nothing herein contained shall prevent the Company from:

                    (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock to the holders of shares of such class of capital stock;

                    (ii) redeeming any stock of a deceased stockholder out of insurance held by the Company on that stockholder's life;

                    (iii) effecting the repurchase of stock issued to employees pursuant to stock plans or arrangements approved by the Board, including the representatives of the Purchasers on the Board;

                    (iv) redeeming shares of Preferred Stock pursuant to the terms of the Charter; or

                    (v) making payment of dividends with respect to the Senior Preferred Stock pursuant to the terms of the Charter.

               (h)  Dealings with Affiliates. Enter or permit any Subsidiary to
                    ------------------------
          enter into any transaction with any holder of 5% or more of any class of capital stock of the Company, or any member of their families or any corporation or other entity in which any one or more of such stockholders or members of their immediate families directly or indirectly holds 5% or more of any class of capital stock except in the ordinary course of business and on terms not less favorable to the Company or the Subsidiary than it would obtain in a transaction between unrelated parties.

               (i)  Maintenance of Ownership of Subsidiaries. Sell or otherwise
                    ----------------------------------------
          dispose of any shares of capital stock of any Subsidiary, except to the Company or another Subsidiary, or permit any Subsidiary to issue, sell or otherwise dispose of any shares of its capital stock or the capital stock of any Subsidiary, except to the Company or another Subsidiary; provided, however, that nothing herein contained shall
                      --------  -------
          prevent any merger, consolidation or transfer of assets permitted by
          Section 5.18(e).

               SECTION 5.19   Reserve for Shares Issued Upon Conversion. The
                              -----------------------------------------
     Company shall at all times reserve and keep available out of its authorized but unissued shares of Class B Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise to comply with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by, or make any filing with, any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.


                                  ARTICLE VI

                          Legends; Registration Rights
                          ----------------------------

               SECTION 6.01.  Restrictive Legend. Each certificate representing
                              ------------------
     shares of Restricted Stock or Preferred Stock shall, except as otherwise provided in this Section 6.01 or in Section 6.02, be stamped or otherwise imprinted with a legend substantially in the following form;

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company (it being agreed that the opinion of any of Testa, Hurwitz & Thibeault, Hutchins, Wheeler & Dittmar or Kirkpatrick & Lockhart shall be satisfactory) the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

          SECTION 6.02. Notice of Proposed Transfer. Prior to any proposed
                        ---------------------------
transfer of any Restricted Stock or Preferred Stock (other than under the circumstances described in Sections 6.03, 6.04 or 6.05), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company (it being agreed that the opinion of any of Testa, Hurwitz & Thibeault, Hutchins, Wheeler & Dittmar or Kirkpatrick & Lockhart shall be satisfactory) to the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided,
                                                                --------
however, that no such opinion of counsel shall be required for a transfer,
-------
without receipt of consideration, to an Affiliate. Each certificate for Restricted Stock or Preferred Stock transferred as above provided shall bear the legend set forth in Section 6.01, except that such certificate shall not bear such legend if (a) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (b) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 6.02 shall not apply to securities which are not required to bear the legend prescribed by Section 6.01 in accordance with the provisions of that Section.

          SECTION 6.03. Required Registration. (a) At any time after the
                        ---------------------
earliest of (i) six months after the first registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, (ii) six months after the Company shall have become a reporting company under Section 12 of the Exchange Act, and (iii) July 1, 1999, the holders of Restricted Stock constituting at least 33% of the total shares of Restricted Stock then issuable or outstanding may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided that the reasonably anticipated aggregate net proceeds
                --------
to the sellers from such public offering would exceed $5,000,000. For purposes of this Section 6.03 and Sections 6.04 and 6.05, the term "Restricted Stock"
                                                           ----------------
shall be deemed to include, without limitation, the number of shares of Restricted Stock which would be issuable to a holder of Preferred Shares upon conversion of all Preferred Shares held by such holder at such time, provided,
                                                                     --------
however, that the only securities which the Company shall be required to
-------
register pursuant hereto shall be shares of Common Stock, and provided further, however, that, in any underwritten public offering
----------------  -------
contemplated by this Section 6.03 or Sections 6.04 and 6.05, the holders of Preferred Shares shall be entitled to sell such Preferred Shares to the underwriters for conversion and sale of the shares of Common Stock issued upon conversion thereof. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 6.03 within 90 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Restricted Stock shall have been entitled to join pursuant to Sections 6.04 or 6.05 and in which there shall have been effectively registered all shares of Restricted Stock as to which registration shall have been requested.

          (b) Following receipt of any notice under this Section 6.03, the Company shall immediately notify all holders of Restricted Stock from whom notice has not been received and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders; the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 20 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the holders of a majority of the shares of Restricted Stock to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Restricted Stock pursuant to this Section 6.03 on two occasions only, provided, however, that
                                                     --------  -------
such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto unless (i) any such registration statement does not become effective due to the withdrawal thereof by or on the request of the holders of 66 2/3% of the shares of Restricted Stock to be registered, or
(ii) the reason all shares of Restricted Stock specified in notices pursuant to this Section 6.03 are not registered is due to a limitation on the registration of shares by the managing underwriter or the voluntary withdrawal of any such shares from registration by the holder thereof

          (c) The Company shall be entitled to include in any registration statement referred to in this Section 6.03, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold. Except for registration statements on Forms S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 6.03 until the completion of the period of distribution of the registration contemplated thereby.

          SECTION 6.04 "Piggy-Back" Registration. If the Company at any time
                        ------------------------
(other than pursuant to Section 6.03 or Section 6.05) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted

Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder, received by the Company within 20 days after the giving of any such notice by the Company, to register any of its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Restricted Stock so registered. In the event that any registration pursuant to this Section 6.04 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that such
                                              --------  -------
number of shares of Restricted Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Restricted Stock. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 6.04 without thereby incurring any liability to the holders of Restricted Stock. There shall be no limit to the number of registrations of Restricted Stock which may be effected under this Section 6.04.

          SECTION 6.05. Registration on Form S-3. If at any time (a) a holder or
                        ------------------------
holders of 17.5% of the shares of Restricted Stock request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and (b) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Company is required by this Section
6.05 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 6.03 (including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, the Company shall not be required to effect more than five
--------  -------
registrations on Form S-3 which may be requested and obtained under this Section 6.05, and provided, further, however that the requirements contained in the
          --------  -------  -------
first sentence of Section 6.03(a) shall not apply to any registration on Form S-3 which may be requested and obtained under this Section 6.05.

          SECTION 6.06. Registration Procedures. If and whenever the Company is
                        -----------------------
required by the provisions of Sections 6.03, 6.04 or 6.05 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 6.03, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (i) below and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

          (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for
                               --------  -------
     any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange or market on which the Common Stock of the Company is then listed or quoted;

          (f) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (g) if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

          (h) make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

          (i) with respect to any registration statement filed by the Company pursuant to Section 6.03 or 6.05 or any registration statement pursuant to which Restricted Shares are to be sold pursuant to Section 6.04, the Company shall use its best efforts to cause such registration statement to become and remain effective for 180 days.

          In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with Federal and applicable state securities laws.

          In connection with each registration pursuant to Sections 6.03, 6.04 or 6.05 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

          SECTION 6.07. Expenses. All expenses incurred by the Company in
                        --------
complying with Sections 6.03, 6.04 or 6.05, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are called "Registration
                                                                  ------------
Expenses". All underwriting discounts and selling commissions applicable to the
--------
sale of Restricted Stock are called "Selling Expenses".
                                     ----------------

          The Company will pay all Registration Expenses in connection with each registration statement under Sections 6.03, 6.04 or 6.05. All Selling Expenses in connection with each registration statement under Sections 6.03, 6.04 or 6.05, shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

     SECTION 6.08. Indemnification and Contribution. (a) In the event of a
                   --------------------------------
registration of any of the Restricted Stock under the Securities Act pursuant to Sections 6.03, 6.04 or 6.05, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise our of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 6.03, 6.04 or 6.05, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the
                                               -------- -------
Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

          (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 6.03, 6.04 or 6.05, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 6.03, 6.04 or 6.05, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable
                     --------  -------
hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided further, however, that the liability of each seller
                ----------------  -------
hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 6.08 and shall only relieve it from any liability which it may have to such indemnified party under this Section 6.08 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the
--------- -------
indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 6.08 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6.08 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 6.08; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that each such person is responsible for the portion represented by the percentage that the public offering price of the securities offered by such person under the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such
                                       --------  -------
case, (A) no person will be required to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          SECTION 6.09. Changes in Common Stock. If, and as often as, there is
                        -----------------------
any change in the Common Stock or the Preferred Stock or by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Preferred Stock as so changed.

          SECTION 6.10. Rule 144 Reporting. With a view to making available the
                        ------------------
benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

          SECTION 6.11. Transferability of Registration Rights: Termination.
                        ---------------------------------------------------

     (a) Registration rights conferred herein on the holders of Restricted Stock shall only inure to the benefit of a transferee of Restricted Stock if (i) there is transferred to such transferee at least 20% of the total shares of Restricted Stock originally issued to such Purchaser or to the direct or indirect transferor of such transferee or (ii) such transferee is a partner, shareholder or Affiliate of a party hereto.

          (b) The obligations of the Company to register shares of Restricted Stock under Sections 6.03, 6.04 or 6.05 shall terminate on the fifteenth anniversary of the date of this Agreement.

          SECTION 6.12. Suspension of Registration Obligations. Notwithstanding
                        --------------------------------------
provisions of Section 6.06(a), the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective
(a) may be suspended on one occasion for a period not to exceed 180 days if there exists at the time material nonpublic information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed and (b) shall not apply for the period which begins seven days prior to and ends 90 days after the commencement of a public offering of the

Company's Common Stock, so long as the Company has fulfilled its notice obligations under Section 6.04 with respect to such offering.

          SECTION 6.13.  Other Registration Rights. The Company shall not grant
                         -------------------------
to any third party any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remain in effect.


                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

          SECTION 7.01.  Term. Other than (a) Section 3.01(a), (c) and (e),
                         ----
which shall continue in effect for so long as the Crowns or their Crown Related Transferees shall have in the aggregate a 5% or greater interest in the Common Stock of the Company and (b) Article VI hereof, this Agreement shall terminate immediately prior to the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 (or its then equivalent) under the Securities Act, which offering has been approved by a majority of the Board (including the approval of at least 66 2/3% of the directors nominated by the holders of the Preferred Shares and the Nominating Group, considered as a group).

          SECTION 7.02.  Failure to Deliver Shares. If a Stockholder becomes
                         -------------------------
obligated to sell any Shares to an Investor or the Company under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, such Investor or the Company, as the case may be, at its option, in addition to all other remedies such person may have, shall send to the Stockholder the purchase price for such Shares as is herein specified. Thereupon, the Company upon written notice to the Stockholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of such Investor or the Company, as the case may be, a new certificate or certificates representing such Shares, and thereupon all of the Stockholder's rights in and to such Shares shall terminate.

          SECTION 7.03.  Specific Enforcement. The Stockholders expressly agree
                         --------------------
that the Investors and the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by a Stockholder, the Investors and the Company shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof

          SECTION 7.04.  Legend. In addition to any other legends provided for
                         ------
herein, each certificate evidencing any of the Shares or Preferred Shares shall bear a legend substantially as follows:

          "The shares represented by this certificate are subject to all the terms and conditions of a certain Amended and Restated Stockholders Agreement dated as of August 14, 1997, a copy of which the Company will furnish to the holder of this certificate upon request and without charge. Such terms and conditions include restrictions on transfer and these shares may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to the terms of the Agreement."

          SECTION 7.05.  Notices. Notices given hereunder shall be deemed to
                         -------
have been duly given on the date of personal delivery, on the date of postmark if mailed by certified or registered mail, return receipt requested, or on the date sent by telecopier or telex to the party being notified at his/her or its address specified below or such other address as the addressee may subsequently notify the other parties of in writing. The addresses of the Company, the Stockholders and the Investors are as follows:

     If to the Company:  Castle Tower Holding Corp.
                                510 Bering Drive, Suite 310
                                Houston, TX 77057
                                Fax: (713)974-1926
                                Attn: President

     with a copy to:     Brown, Parker & Leahy, L.L.P.
                                1200 Smith Street, Suite 3600
                                Houston, TX 77002
                                Fax: (713)654-1871
                                Attn: E. Blake Hawk, Esq.

                         Cravath, Swaine & Moore
                                Worldwide Plaza
                                825 Eighth Avenue
                                New York, NY 10019
                                Fax: (212)474-3700
                                Attn: Susan Webster, Esq.

     If to the Crowns:   Robert A. Crown
                         Barbara Crown
                                c/o Crown Communications
                                Penn Center West III
                                Suite 229
                                Pittsburgh, PA 15276
                                Fax: (412)788-0908

     with a copy to:     Kirkpatrick & Lockhart LLP
                                1500 Oliver Building
                                Pittsburgh, PA 15222
                                Fax: (412)355-6501
                                Attn: Charles J. Queenan, Jr., Esq.

     If to the Initial
       Stockholders:     Edward C. Hutcheson, Jr.
                                5599 San Felipe
                                Suite 301
                                Houston, TX 77056
                                Fax: (713)993-4696

                                Ted B. Miller, Jr.
                                510 Bering, Suite 310
                                Houston, TX 77056
                                Fax: (713) 974-1926


     If to any Investor: At the address of such Investor
                                listed on Schedule I

     with a copy to:     Hutchins, Wheeler & Dittmar
                                101 Federal Street
                                Boston, MA 02110
                                Fax: (617) 951-1295
                                Attn: Harry A. Hanson III, Esq.

          SECTION 7.06.  Entire Agreement and Amendments. This Agreement
                         -------------------------------
constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto (other than as provided in Section 3.03); provided, however, that
                                                         --------  -------
(a) the Investment Parties owning at least 66 2/3% of the Shares owned by all Investment Parties and (b) Initial Stockholders owning at least 66 2/3% of the Shares owned by all Initial Stockholders may effect any such waiver, modification, amendment or termination on behalf of all of the Investment Parties or all of the Initial Stockholders, respectively, and provided further,
                                                              ----------------
that, without the consent of all parties to this Agreement who own Shares, no amendment or addition to this Agreement may be made which (i) modifies this
Section 7.06 or (ii) would affect the holders of Shares in a disproportionate manner (other than any disproportionate results which are due to a difference in the relative stock ownership in the Company or due to provisions set forth in the terms of the Preferred Stock set forth in the Company's Charter). To the extent any term or other provision of any other indenture, agreement or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision. Notwithstanding anything to the contrary set forth herein, it is acknowledged and agreed that the separate consent of the Initial Stockholders shall not be required in connection with any amendment, modification or waiver of the provisions of this Agreement which affects the holders of Preferred Shares, Class B Common Stock and Class A Common Stock in a proportionate and similar manner (except for disproportionate results which are due to differences in relative stock or debt ownership of the Company or due to differences set forth in the Company's Charter). Prompt notice of any such amendment or waiver shall be given to any person who did not consent thereto.

          SECTION 7.07.  Governing Law; Successors and Assigns. This Agreement
                         -------------------------------------
shall be governed by the laws of the State of Delaware and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

          SECtION 7.08.  Waivers. No waiver of any breach or default hereunder
                         -------
shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

          SECTION 7.09.  Severability. If any provision of this Agreement shall
                         ------------
be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          SECTION 7.10.  Captions. Captions are for convenience only and are not
                         --------
deemed to be part of this Agreement.

          SECTION 7.11.  Continuation of Employment. Nothing in this Agreement
                         --------------------------
shall create an obligation on the Company or the Investors to continue the Stockholders' employment with the Company (including an Affiliate or Subsidiary).

          SECTION 7.12.  Counterparts. This Agreement may be executed in two or
                         ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier with the intention that they shall have the same effect as an original counterpart hereof

          SECTION 7.13.  Parties in Interest. All representations, covenants and
                         -------------------
agreements contained in this Agreement by or on behalf of the Crowns shall bind and inure to the benefit of any Crown Related Transferees whether so expressed or not.

          SECTION 7.14.  Shares Owned by Affiliates. For the purpose of applying
                         --------------------------
all provisions of this Agreement which condition the receipt of information or access to information or exercise of any rights upon ownership of a specified number or percentage of shares, the shares owned of record by any Affiliate of a Stockholder shall be deemed to be owned by such Stockholder.

          SECTION 7.15.  Effect on Prior Agreements. The Company and each of
                         --------------------------
the "Purchasers" (as defined in Article V of the Securities Purchase Agreement dated February 14, 1997, relating to the purchase of the Series C Stock) by their execution hereof has acknowledged his or its: (a) waiver of all notices and rights of first refusal in connection with the issuance to the Crowns of the Class B Stock of the Company pursuant to the Crown Purchase Agreement and the issuance of the Senior Preferred Stock and Warrants pursuant to the Senior Preferred Agreement; (b) consent to the transactions contemplated by the Crown Purchase Agreement, the Senior Preferred Agreement and this Agreement; and (c) agree that the covenants set forth in Article V hereof, the registration rights as set forth in Article VI hereof and the provisions of Section 7.06 hereof supersede and replace, in their entirety, the similar provisions set forth in the Securities Purchase Agreements. All other terms and provisions of the Securities Purchase Agreements not superseded and replaced hereby shall remain in full force and effect in accordance with the terms and provisions thereof,

          SECTION 7.16.  Exculpation; Rights of Investors. Each holder of any
                         --------------------------------
issued or issuable Shares or any Preferred Shares shall have the absolute right to exercise or refrain from exercising any rights that such holder may have by reason of this Agreement, the Crown Purchase Agreement, the Senior Preferred Agreement or the Charter (including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement, the Crown Purchase Agreement, the Senior

Preferred Agreement or the Charter and to enter into an agreement with the Company for the purpose of amending or supplementing, in accordance with their respective terms, this Agreement, the Crown Purchase Agreement, the Senior Preferred Agreement or the Charter), and neither any such holder nor any of its controlling persons, officers, directors, partners, agents, or employees shall incur any liability to any other holder of Shares as a result of such holder's exercising or refraining from exercising any such right. Each Investor acknowledges to each other Investor that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

                     [Signature Pages Follow Immediately]

                  [Signature Page to Stockholders Agreement]

          IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

                                             COMPANY:

                                             CASTLE TOWER HOLDING CORP.

                                             By: /s/ David L. Ivy
                                                --------------------------------
                                             Print:  David L. Ivy
                                                   -----------------------------
                                             Title:  President
                                                   -----------------------------
                                             Address:  510 Bering Drive
                                                       Suite 310
                                                       Houston, Texas 77057

                                        INVESTORS:

                                        CENTENNIAL FUND IV, L.P.
                                             By:  Centennial Holdings IV,
                                                  L.P., its General
                                                  Partner

                                             By:  /s/ David C. Hull Jr.
                                                --------------------------------
                                             Print:  David C. Hull Jr.
                                                   -----------------------------
                                                       General Partner

                                        CENTENNIAL FUND IV, L.P.
                                             By:  Centennial Holdings IV,
                                                  L.P., its General
                                                  Partner

                                             By:  /s/ David C. Hull Jr.
                                                --------------------------------
                                             Print:  David C. Hull Jr.
                                                   -----------------------------
                                                       General Partner

                              BERKSHIRE FUND III, a Limited Partnership
                              By:  Third Berkshire Associates LP, its
                              Sole General Partner


                              /s/ Garth H. Greimann
                              ------------------------------
                              Garth H. Greimann
                              General Partner


                              BERKSHIRE FUND IV, a Limited Partnership
                              By:  Fourth Berkshire Associates, LLC, its
                              Sole General Partner


                              /s/ Garth H. Greimann
                              ------------------------------
                              Garth H. Greimann
                              Managing Director


                              BERKSHIRE INVESTORS LLC.,

                              By: /s/ Garth H. Greimann
                                 ---------------------------
                              Garth H. Greimann
                              Managing Director

                                                 PNC VENTURE CORP.


                                                 By: /s/ David Hillerman
                                                    ----------------------------
                                                 Print: David Hillerman
                                                       -------------------------
                                                 Title: Executive Vice President
                                                       -------------------------

                                     NASSAU CAPITAL PARTNERS II L.P.
                                        By:    NASSAU CAPITAL L.L.C.
                                           -----------------------------
                                             Its General Partner


                                        By: /s/ Randall A. Hack
                                           -----------------------------
                                        Print:  RANDALL A. HACK
                                              --------------------------
                                        Title:  MEMBER
                                              --------------------------


                                        NAS PARTNERS I L.L.C.

                                        By:  /s/ Randall A. Hack
                                           -----------------------------
                                        Print:  RANDALL A. HACK
                                              --------------------------
                                        Title:  MEMBER
                                              --------------------------

                                         FAY, RICHWHITE COMMUNICATIONS
                                         LIMITED

                                         By: /s/ David Richwhite
                                            ---------------------------------
                                         Print:  DAVID RICHWHITE
                                               ------------------------------
                                         Title:  PRINCIPAL
                                               ------------------------------

                                             NEW YORK LIFE INSURANCE
                                             COMPANY

                                             By:  /s/ Steven M. Benevento
                                                --------------------------------
                                             Print:  STEVEN M. BENEVENTO
                                                   -----------------------------
                                             Title:  INVESTMENT MANAGER
                                                   -----------------------------

                                        AMERICAN HOME ASSURANCE
                                        COMPANY

                                        By:  /s/ David B. Pinkerton
                                           ----------------------------------
                                        Print:  David B. Pinkerton
                                              -------------------------------
                                        Title:  Vice President
                                              -------------------------------

                                        NORTHWESTERN MUTUAL LIFE
                                        INSURANCE COMPANY


                                        By:  /s/ A. Kipp Koester
                                           ----------------------------------
                                        Print:  A. KIPP KOESTER
                                              -------------------------------
                                        Title:  VICE PRESIDENT
                                              -------------------------------

          By virture of his signature below, each of the undersigned hereby enters into this Agreement on the same terms and subject to the same conditions as the other Investors listed in Schedule I hereto; provided, however, that
                                                    --------  -------
none of the undersigned shall be subject to, and each of the undersigned hereby acknowledges that he shall not enjoy the benefits of, Article V hereof.


                                                       /s/ Win J. Neuger
                                                       ------------------------
                                                       Win J. Neuger

                                                       /s/ Peter F. Smith
                                                       ------------------------
                                                       Peter F. Smith

                                                       /s/ David B. Pinkerton
                                                       ------------------------
                                                       David B. Pinkerton

                                                       /s/ J. Landis Martin
                                                       -----------------------
                                                       J. Landis Martin

                                                       /s/ Robert F. McKenzie
                                                       -----------------------
                                                       Robert F. McKenzie

                                        STOCKHOLDERS:


                                        /s/ Robert A. Crown
                                        -------------------------------------
                                        Robert A. Crown


                                        /s/ Barbara Crown
                                        -------------------------------------
                                        Barbara Crown


                                        _____________________________________
                                        Edward C. Hutcheson, Jr.


                                        _____________________________________
                                        Ted B. Miller, Jr.

                                        STOCKHOLDERS:


                                        _____________________________________
                                        Robert A. Crown


                                        _____________________________________
                                        Barbara Crown


                                        /s/ Edward C. Hutcheson, Jr.
                                        -------------------------------------
                                        Edward C. Hutcheson, Jr.


                                        _____________________________________
                                        Ted B. Miller, Jr.

                                        STOCKHOLDERS:


                                        _____________________________________
                                        Robert A. Crown


                                        _____________________________________
                                        Barbara Crown


                                        _____________________________________
                                        Edward C. Hutcheson, Jr.


                                        /s/ Ted B. Miller, Jr.
                                        -------------------------------------
                                        Ted B. Miller, Jr.

                                                                      SCHEDULE I
                                                     TO THE AMENDED AND RESTATED
                                                          STOCKHOLDERS AGREEMENT


Investors
---------

Centennial Fund IV, L.P.
Centennial Fund V, L.P.
Centennial Entrepreneurs Fund V, L.P.
  c/o Centennial Fund IV, L.P.
  1428 15th Street
  Denver, CO 80202

Berkshire Fund III, a Limited Partnership
Berkshire Fund IV, a Limited Partnership
Berkshire Investors LLC
  c/o Berkshire Partners
  One Boston Place, 33rd Floor
  Boston, MA 02108

PNC Venture Corp.
  Fifth Avenue and Wood
  Pittsburgh, PA 15265

Nassau Capital Partners II L.P.
NAS Partners I L.L.C.
  c/o Nassau Capital LLC
  22 Chambers Street
  Princeton, NJ 08542

Fay, Richwhite Communications Limited
  Level 27, 151 Queen Street
  P.O. Box 1650
  Auckland
  NEW ZEALAND

New York Life Insurance Company
  51 Madison Avenue
  New York, NY 10010
  Attention: Investment Department
             Private Fiance Group
             Room 206
             Fax: (212) 447-4122

  with a copy of any notices regarding defaults or Events of Default under the operative documents to:

  Attention: Office of General Counsel
             Investment Section Room 1104
             Fax: (212) 576-8340

American Home Assurance Company
  175 Water Street, 24th Floor
  New York, NY 10038
  Attention: Peter F. Smith

Northwestern Mutual Life Insurance Company
  720 East Wisconsin Avenue
  Milwaukee, Wisconsin 53202
  Attention: Securities Department

Win J. Neugar *
  AIG Global Investment Corp.
  175 Water Street
  24th Floor
  New York, NY 10038

Peter F. SMith *
  AIG Global Investment Corp.
  175 Water Street
  24th Floor
  New York, NY 10038

David B. Pinkerton *
  30 Canfield Road
  Convent Station, NJ 07960

J. Landis Martin
  150 Vine Street
  Denver, CO 80206

Robert F. Mckenzie
  1496 Bruce Creek Road
  P.O Box 1133
  Eagle, CO 81631

____________________

      *   Investor is not subject to, and is not entitled to the benefits of,
Article V of the Agreement; provided, however, that such Investor shall be
                            --------  -------
included as a Purchaser for purposes of the definition of Restricted Stock and shall be subject to, and is entitled to the benefits of, Article VI of the Agreement.

                                                                     SCHEDULE II
                                                     TO THE AMENDED AND RESTATED
                                                          STOCKHOLDERS AGREEMENT


None

                                                                    SCHEDULE III
                                                     TO THE AMENDED AND RESTATED
                                                          STOCKHOLDERS AGREEMENT


Castle Tower Corporation                          TEA Group Incorporated
------------------------                          ----------------------

Ted B. Miller, Jr.                                Ted B. Miller, Jr.
Edward C. Hutcheson, Jr.                          David L. Ivy
Carl Ferenbach                                    John L. Gwyn
Garth H. Greimann                                 Bruce W. Neurohr
Jeffrey H. Schutz                                 Charles H. Jones
David C.Hull, Jr
Randall A. Hack
David L. Ivy
J. Landis Martin
Robert F. McKenzie
Robert A. Crown


TeleStructures, Inc.                              TeleShare, Inc.
--------------------                              ---------------

Ted B. Miller, Jr.                                Ted B. Miller, Jr.
David L. Ivy                                      David L. Ivy
John L. Gwyn                                      John L. Gwyn
Bruce W. Neurohr
Charles H. Jones


Spectrum Site Management Corporation              Castle Tower Corporation (PR)
------------------------------------              -----------------------------

Ted B. Miller, Jr.                                Ted B. Miller, Jr.
David L. Ivy                                      David L. Ivy
John L. Gwyn                                      John L. Gwyn


Crown Communications Inc.
------------------------

Ted B. Miller, Jr.
David L. Ivy
John L. Gwyn
Robert A. Crown